a

                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ X ]   Preliminary Proxy Statement
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                CYBERSENTRY, INC.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)


                ------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant


Payment of Filing Fee (Check the appropriate box):

[   ]   No fee required
[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
[ X ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            Common Stock

        (2) Aggregate number of securities to which transaction applies:
            147,846,255.

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined): $0.02, the last sale reported on the Over-the-Counter Bulletin Board as of October 2, 2001.

        (4) Proposed maximum aggregate value of transaction: $591.39

        (5) Total fee paid: $591.39

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any of the fee is offset as provided by Exchange Act Rule
        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
                                ------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:
                                                      --------------------------
(3)      Filing Party:
                      ----------------------------------------------------------
(4)      Date Filed:
                    ------------------------------------------------------------

                                CYBERSENTRY, INC.
               P.O. Box 48102, New Tampa Station, Tampa, FL, 33647

                                  -------------

                  NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 2001


TO THE STOCKHOLDERS OF CYBERSENTRY, INC.:

         NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of stockholders (the "Stockholders") of CyberSentry, Inc. (the "Company") will be held at 11:00 A.M. on December 19, 2001 at the offices of Gersten, Savage & Kaplowitz, LLP, at 101 East 52nd Street, New York, NY, 10022 for the following purposes:

1. To approve the Amended Merger Agreement (the "Merger Agreement") attached hereto as Exhibit B by and between the Company and GMEX.com, Inc., a Delaware corporation, on October 26, 2001 and all transactions and developments contemplated thereby (the "Merger");

2. To elect the Board of Directors of the Company, which Directors shall serve until the Company's next annual meeting;

3. To approve the appointment of Kaufman, Rossin & Co., PA, as the Company's Certified Public Accountants for the ensuing year;

4. To ratify the amendment to the Company's Certificate of Incorporation attached hereto as Exhibit A changing the name of the Company to Goods Market Exchange, Inc.;

5. To ratify the amendment to the Company's Certificate of Incorporation attached hereto as Exhibit A, increasing the number of the Company's authorized shares of common stock (the "Common Stock") to Two Hundred and Fifty Million (250,000,000);

6. To ratify the amendment to the Company's Certificate of Incorporation attached hereto as Exhibit A, changing the Company's registered agent;

7.       To approve the 2001 Stock Option Plan attached hereto as Exhibit C.

         Stockholders of record at the close of business on November 13, 2001 are entitled to notice of and to vote at the Meeting.

         In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy. In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors,

/s/ Hal Shankland
Chairman of the Board of Directors

November 27, 2001

                                CYBERSENTRY, INC.
               P.O. Box 48102, New Tampa Station, Tampa, FL, 33647

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 2001

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of CyberSentry, Inc. (the "Company"), for use at the 2001 Special Meeting of Stockholders of the Company (the "Meeting") to be held on December 19, 2001 at 11:00 A.M. at the offices of Gersten, Savage & Kaplowitz, LLP, at 101 East 52nd Street, New York, NY, 10022 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the stockholders on or about December 8, 2001.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                             OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on November 13, 2001 are entitled to vote at the Meeting. As of November 27, 2001, there were issued and outstanding forty-six million, five hundred and forty-six thousand, two hundred and seventy-five (46,546,275) shares of Common Stock and five hundred and sixty-five thousand, seven hundred and nineteen (565,719) shares of Class A Convertible Redeemable Participating Preferred Stock (the "Preferred A Stock").

         Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting. Each outstanding share of Preferred A Stock is entitled to one vote per share on all matters properly put before the holders of the Common Stock.

                 QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING

What is being voted on at the Meeting?

         Our board of directors is asking shareholders to consider seven items at this Meeting of Shareholders:

         To approve the Merger Agreement attached hereto as Exhibit B as executed by and between CyberSentry and GMEX.com, Inc. a Delaware corporation (which we refer to as "GMEX"), on October 26, 2001 and all transactions and developments contemplated thereby (which we refer to as the "Merger");

         To elect our Board of directors;

         To ratify the amendment to our Certificate of Incorporation attached hereto as Exhibit A increasing the number of our authorized shares of common stock to two hundred and fifty million (250,000,000);

         To ratify the amendment to our Certificate of Incorporation attached hereto as Exhibit A whereby our name will be changed to "Goods Market Exchange, Inc.";

         To ratify the amendment to our Certificate of Incorporation attached hereto as Exhibit A changing our registered agent;

         To ratify the appointment of Kaufman, Rossin & Co., PA, as our Independent Certified Independent Public Accountants for the ensuing year;

         To approve our option plan, which we refer to as the 2001 Plan.

What are the main terms of the Merger with GMEX?

         We are proposing the Merger with GMEX. We believe that the combination of our company and GMEX will prove beneficial to both entities in that our business will be furthered through being provided the means whereby we can become an operating company and GMEX will acquire access to greater resources.

         We need at least a majority of the votes entitled to be cast to approve the Merger for it to be adopted. If the Merger is adopted:

         We will issue our shares of common stock in return for shares of GMEX, and file certificates of merger with the Secretary of State of Delaware. We will do business under the name of "Goods Market Exchange, Inc."

         We will remain governed by Delaware law and by our certificate of incorporation and bylaws, with the exception that our name will change to Goods Market Exchange, Inc.

         If the Merger is approved, you will automatically become a shareholder of Goods Market Exchange, Inc. The proposed Merger with GMEX is discussed in more detail in "Terms of the Transaction" below.

What rights do I have if I am opposed to the Merger?

         Delaware law offers stockholders the right of appraisal under certain circumstances, but does not do so in this case. Accordingly, we will not provide stockholders that right.

Who can vote at the Meeting?

         Our board of directors has set November 13, 2001 as the record date for the Meeting. Only persons holding shares of our common stock of record at the close of business on the record date will be entitled to receive notice of and to vote at the Meeting. Each share of our common stock will be entitled to one vote per share on each matter properly submitted for vote to our stockholders at the Meeting. On the record date there were shares of our common stock outstanding held by a total of 135 shareholders of record.

What constitutes a quorum for the Meeting?

         To have a quorum, we need one-third of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares of stock on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. Each will be tabulated separately.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a proxy will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares of stock in certificate form, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in "street name," that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares of stock.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

         Any written notice of revocation sent to us must include the shareholder's name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

The Exchange.

         The approval of the Merger will require the affirmative vote of a majority of our outstanding votes that are entitled to be cast thereon.

The Articles of Amendment to our Certificate of Incorporation

         Each approval of the amendments to our certificate of incorporation will require the affirmative vote of a majority of our outstanding votes that are entitled to be cast thereon.

Ratification of Independent Auditors.

         The ratification of the appointment of L.J. Soldinger Associates as our independent auditors will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

Approval of the Option Plan.

         The approval of our 2001 Stock Option Plan will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

Election of Directors

         The election of our directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting.

Other Matters

         If you hold your shares of stock in "street name," your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         Votes cast by proxy will be tabulated by an automated system administered by HSBC Bank, USA, Inc., our transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the independent person that we will appoint to act as election inspector for the Meeting.

ITEM 3. DISSENTERS' RIGHTS OF APPRAISAL

         Under Delaware General Corporation Law, the state in which the Company is incorporated, the merger of the Company may under certain circumstances have required the Company to provide dissenting Stockholders with a right of appraisal. However, in reliance upon Section 262(b)(1), Stockholders are not provided with such right.

ITEM 4. PERSONS MAKING THE SOLICITATION

         The Company is making the solicitation, and has not been given written notice by any director that such director intends to oppose any of the Proposals to be placed before the Stockholders. The Company will bear the costs associated with mailing this Proxy Statement to the Stockholders.

ITEM 5. INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         The Company is not aware of any interest that would be substantially affected through the change of the Company's name, the reconstitution of its Board of Directors, the appointment of Kaufman, Rossin & Co., PA, as the Company's Certified Public Accountants, the approval of the 2001 Stock Option Plan or the ratification of the Amendment to the Company's Certificate of Incorporation, whether adversely or otherwise.

         Approval of the Merger would dilute the share ownership of the Company's directors and executive officers, as well as its other stockholders, by a factor of approximately four. However, the Company believes that the Merger is, due to the funding that would thereby be secured, its sole means of continuing its operations. Consequently, any concerns of such directors and executive officers at the prospect of diluted share ownership is more than compensated for by the opportunity to remain in business as well as to increase such business by virtue of assimilating the company with which the Company shall be merged (see Proposal 1).

ITEM 6. PRINCIPAL STOCKHOLDERS

         The following table sets forth as of the date of November 27, 2001, the names and beneficial ownership of the Company's Common Stock beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and, to the best knowledge of the Company, (iii) all holders of 5% or more of the outstanding shares of Common Stock of the Company. As of November 27, 2001, there were 46,546,275 shares of Common Stock outstanding.


                                  Common Stock

                                                    Number of Shares of Common       Percentage of Shares of Common
Name and Address                                  Stock Beneficially Owned (1)         Stock Beneficially Owned (2)
----------------                                  ----------------------------         ----------------------------
Patriot Advisors, Inc.
         c/o Frank Kristan
         20 Rankin Lane, P.O. Box 214
         Kennebunkport, ME, 04046 (3)                                9,800,260                                21.1%

Gerald and Helene Resnick
         420 East 64th Street
         New York, NY 10021-7853 (4)                                 4,362,413                                 9.3%

Fianna Partners, L.P.
         97 Church Road
         Easton, CT 06612 (5)                                        6,299,789                                13.5%

David Veltman (6)                                                    2,413,099                                 5.2%

Hal Shankland (7)                                                    7,600,000                                16.3%

James DeVore, Jr.                                                    1,000,000                                 2.1%

Walter Kaminski                                                          - - -                                - - -

All directors and executive officers as a
group (3 persons listed)                                             8,600,000                                18.4%



(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of the Common shown as beneficially owned by them.

(2) Figures may not add up due to rounding in the calculation of individual percentages.

(3) Patriot Advisors, Inc. ("Patriot") is wholly-owned by Frank Kristan, the Company's former Chairman of the Board and CEO. Patriot was granted 10,600,520 shares of Common Stock in consideration for the cancellation of the Company's outstanding line of credit to Patriot. See "Certain Relationships and Related Transactions."

(4) The Company issued to Mr. Resnick an option to purchase 500,000 shares of Common Stock exercisable at $1.00 per share during the term of his employment with the Company and for one year thereafter. Mr. Resnick is no longer employed by the Company, nor is he one of its directors, and the option has expired. The Company anticipates executing a settlement agreement forming part of an amicable resolution to Mr. Resnick's resignation. On August 8, 2000, Gerald and Helene Resnick transferred 1,000,000 shares of Common Stock to H.B.A. Charizma Limited Partnership, an affiliate of the Resnicks, under Section 4(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such shares of Common Stock are included in the table.

(5) On March 6, 2000, the Company issued 6,000,000 of its shares of Common Stock to Fianna Partners, L.P., in exchange for 420 Limited Partnership Interests, valued at $100,000 each, of Fianna Partners (the "Fianna Transaction"). The general partner of Fianna Partners, L.P. is Sinclair Ventures, LLC. Mr. Conklin is the President of Sinclair Ventures, LLC.

         Phrygia Financial Group Inc., an entity co-owned by Sinclair Advisors, Ltd., an affiliate of Fianna Partners, L.P., and Patriot Advisors, Inc., holds 299,789 shares of Common Stock. Sinclair Advisors, Ltd. owns and controls 61% of Phrygia. The table includes such shares.

(6) David Veltman is a former owner of Preferred A Stock. On May 14, 2001, the conversion of Mr. Veltman's 2,291,921 shares of Preferred A Stock was effectuated on a one-for-one basis.

(7) The Company has issued to Mr. Shankland an option to purchase 100,000 shares of Common Stock exercisable at $1.00 per share (for the first year) and at fair market value (after the first year) during the term of his employment with the Company. The table includes the shares of Common Stock subject to that option.

                             Class A Preferred Stock

         The following table sets forth as of the date of November 27, 2001, the names and beneficial ownership of the Company's Preferred Convertible A Stock (the "Preferred A Stock") beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and, to the best knowledge of the Company, (iii) all holders of 5% or more of the outstanding shares of Preferred A Stock of the Company. As of November 27, 2001, there were 565,719 shares of Preferred A Stock issued and outstanding. This figure excludes 256,766 shares of Preferred A Stock held as treasury stock and are not reflected in the table.

                                           Number of Shares of Class A Preferred    Percentage of Class A Preferred
Name and Address                                        Stock Beneficially Owned       Stock Beneficially Owned (1)
----------------                                        ------------------------       ----------------------------
LDDS Worldcom
P.O. Box 730426
Dallas, TX 75373-0426                                                    399,859
All directors and executive
officers as a group                                                        - - -                              - - -


(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities Subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Preferred A Stock shown that they beneficially own.

         Each share of Preferred A Stock may be converted, at the option of the holder, into one share of Common Stock (subject to adjustment in certain events) at any time from and after March 25, 2001 and through March 24, 2004. The holders of shares of Preferred A Stock are entitled to cast one vote (subject to adjustment) per share of Preferred A Stock on all other matters requiring a stockholder vote or other stockholder action by the holders of Common stock.

         The Company made its preferred stockholders an offer to convert their shares of preferred stock into shares of Common Stock. See "Certain Relationships and Related Transactions - Conversion of Preferred Shares."

ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

Legal Proceedings

         None of the Company's directors or executive officers is involved in or subject to any pending legal proceedings, whether material or otherwise, against the Company. None of the directors or executive officers has an interest, material or otherwise, against the Company.

Directors, Executive Officers, Promoters and Control Persons

         The names, ages and positions of the Company's directors and executive officers are as follows:

Name                              Age       Position
----                              ---       --------

Hal Shankland                      58       CEO, President and Chairman of the
                                              Board of Directors

James DeVore                       51       CFO, Secretary and Director

Walter Kaminski                    42       Director


         There are no familial relationships among the Company's directors and/or executive officers.

Hal Shankland. Mr. Shankland is the Company's Chairman of the Board of Directors, CEO and President. Between March 24, 1999 and September 2000, Mr. Shankland was the Company's Senior Vice President and Secretary and served as one of the Company's directors since April 20, 1999. Mr. Shankland served as the President of TSC from July 1991 until its merger with the Company. He is an entrepreneur with over 25 years of experience in the computer and telecommunications industries. Mr. Shankland has worked with Litton Industries, Dyna Com and has served as President of Hal & Associates, Inc. of Tampa, Florida. Mr. Shankland has been a computer consultant to numerous corporate clients, including Southern Management, Inc. While serving in the U.S. Air Force, Mr. Shankland attended Florida State University and the University of Maryland from 1963 until 1967.

James A. DeVore, Jr. Mr. DeVore has been the Company's CFO since February 1, 2000, and became a director as well as the Company's Secretary on September 30, 2000. Mr. DeVore became the Company's controller in November, 1999. Mr. DeVore is a career corporate accountant with a broad range of experience over a period of 28 years in such diverse industries as oil and lubricant manufacturing and distribution, heavy equipment distribution, city government, data processing service bureau, network integration, software development and telecommunications. His most recent experience was as CFO of a database marketing software developer for the banking and financial industries. Mr. DeVore was from 1998 to 1999 the CFO of Global Paycom, Inc., a small Florida-based inter-exchange carrier, and from 1997 to 1998 he was the CFO of Fiserv, Inc., where he served in the network integration division. Global Paycom specialized in carrier to carrier wholesale international traffic. Mr. DeVore was the CFO for the John H. Harland company, a developer of data base marketing software for the financial industry, between 1991 and 1996. Mr. DeVore is a graduate of Auburn University with an undergraduate degree in accounting and earned his CPA certification in Oklahoma City, OK in 1978.

Walter Rudolf Kaminski. Mr. Kaminski is a German citizen, and a resident of Indonesia. He is currently President Commissioner of PT IndoExchange.com an Indonesian Financial Portal and Internet Consulting company. IndoExchange completed an IPO on the JSX and SSX in April 2001. Before joining IndoExchange in August 1999, Mr. Kaminski was Asia region director of Comtel Technologies Limited 1994-1996. From 1992-1994 he held the post of Project Consultant with Inlac International AG, a Liechtenstein company whose business ranged from multimillion dollar construction to billion dollar infrastructure projects in the South East Asia region. Prior to 1990, Mr. Kaminski worked at News Limited both in Australia and London. Mr. Kaminski has a Bachelor's degree in economics.

         On May 7, 1998, TSC filed for relief under Chapter 11 of the United Stated Bankruptcy Code in the Middle District of Florida, Tampa Division. At the time, Hal Shankland was the President of TSC. On March 4, 1999, the Bankruptcy Court confirmed the plan of reorganization between TSC and the Company and on March 14, 1999 the plan of reorganization became effective (pending the acquisition of TSC by the Company). On March 24, 1999, TSC was acquired by the Company by way of a merger, with the Company being the surviving corporation.

         Aside from the foregoing, none of the Company's directors or executive officers has in the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such laws or (iii) nor has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Certain Relationships and Related Transactions

         Transactions with Patriot, Templar and Liberty One

         Frank Kristan beneficially owned approximately 4% of the ordinary shares of LibertyOne Ltd., which (through its subsidiary, Vision.Net, Inc.) beneficially owned approximately 67% of the formerly outstanding Preferred B Stock. VisionNet converted the shares of Preferred B Stock into shares of Common Stock, and currently holds approximately 4.9% of the shares of Common Stock outstanding. However, LibertyOne has been liquidated. The Company has been apprised that VisionNet was purchased from the liquidator.

         The Company made an offer for LibertyOne, an Australian company, in May 2000. The disclosure of this offer was required by Australian law. The offer was subject to the acceptance of the offer by the board of LibertyOne Limited. The offer for Liberty One Limited was withdrawn due to the fact that the board of LibertyOne limited had not accepted the offer.

Credit Agreement

         The Company had entered into a Credit Agreement with Patriot dated February 22, 1999 (the "Credit Agreement") pursuant to which Patriot has agreed to extend a $3 million line of credit, which Credit Line was later further augmented. The line of credit was secured by all of the Company's assets.

         On March 14, 2000, the Company negotiated with Patriot to accept 40,000 shares of common stock in satisfaction of $280,000 of accrued interest and principal on the line of credit, thereby providing the Company with additional funds. The amount outstanding on the line of credit was not to exceed 50% of our assets and was collateralized by all of the Company assets. The amounts outstanding at the end of the term were payable on demand.

         Patriot made an additional capital contribution of $1,716,212 to the Company on May 15, 2000. Patriot has made a total of $2,426,091 in cash contributions to the Company. Templar had previously contributed $6,000,000 in cash to the Company for the purchase of the CyberSentry software, making the total cash contribution by entities affiliated with Frank Kristan $8,426,091. The Company, at August 21, 2000, owed Patriot a total of $616,909. Patriot advised the Company that it is reviewing the eligibility of certain assets to maintain its availability under the line of credit. Patriot is wholly owned by Frank Kristan, who was at the time the Chairman and Chief Executive Officer of the Company.

         The credit line has been repaid in full through the issuance to Patriot of an aggregate of 7,800,260 shares of Common Stock. The Company issued Patriot 5,600,520 shares of Common Stock in November, 2000, 2,500,000 shares of Common Stock in January 2001 and a final 2,500,000 shares of Common Stock in April, 2001. In connection therewith, Mr. Kristan has returned 256,766 shares of Preferred A Stock to the Company.

CyberSentry Software Acquisition

         On October 2, 1998, Templar entered into a license agreement (the "Learning License Agreement") with Learning Company Properties Inc., a Delaware corporation (the "Learning Co."), pursuant to which Templar obtained an exclusive, worldwide, perpetual, fully-paid right and license to publish, use, distribute and sublicense a software program that provides digital rights management technology (the "CyberSentry Software"). In addition, pursuant to the Learning License Agreement, as supplemented, the Learning Co. assigned its rights to certain trademarks and agreed to provide engineering support to Templar through December 31, 1999. Templar has paid the Learning Co. $187,500 in consideration for such engineering support.

         Pursuant to the Learning License Agreement, Templar transferred to the Learning Co. 2,500,000 common shares of LibertyOne (the "LibertyOne Shares"), previously held by Templar and, in connection with this transfer, agreed to grant to the Learning Co. the right to sell the LibertyOne Shares to Templar for an aggregate purchase price of $3,000,000, pursuant to a Put and Top Up Agreement ("Put Agreement"), dated October 22, 1998, by and between the Learning Co. and Templar. This put expires on December 31, 2001, unless terminated earlier due to the occurrence of certain Trigger Events (as defined in the Put Agreement). Templar and the Learning Co. valued the transaction at $3,000,000, which was based on the then anticipated initial public offering price of the LibertyOne Shares of $1.20 per share. The initial public offering of the LibertyOne Shares closed on December 10, 1998 at a price of $2.00 per share. The closing sales price of the LibertyOne Shares as of March 17, 1999 was $4.72 per share. Templar has informed the Company that the Learning Co. has received more than $3,000,000 from the sale of the LibertyOne Shares and that the Put Agreement has therefore been cancelled.

         Templar assigned the Learning License Agreement and all of Templar's rights to the CyberSentry Software thereunder to the Company pursuant to an Assignment of Software License Agreement, effective as of November 20, 1998 (the "Assignment"). The Company's rights to the CyberSentry Software under the Assignment are subject to the risk of default by Templar under the Learning License Agreement. Pursuant to the terms of the Assignment and in consideration therefor, the Company issued 3,000,000 shares of Common Stock to Templar. Templar has since assigned all its shares of Common Stock to various parties and is no longer a stockholder of the Company.

         On June 22, the Company and Templar completed a Final Settlement Agreement with Mattel, Inc. whereby Templar paid Mattel, Inc. $3,000,000, in addition to the earlier payment of $3,000,000, in cash subsequent to assigning all its right, title and interest to the Company. The cash cost basis of the 3,000,000 shares of Common Stock to the Company and Templar was $2.00 per share. The Mattel Settlement Agreement included a final assignment of all right, title and interest to the Company, including an interest in the patent-pending technology. The Company also received an OEM license from Mattel, Inc. for its CyberPatrol products. The license was subsequently assigned by Mattel, Inc. to JSB Technology pursuant to the sale of CyberPatrol. Mattel has subsequently announced that the CyberPatrol division was sold in July 2000 to JSB Technologies for $100,000,000.

Fianna Partners, L.P. Transaction

         On March 6, 2000, the Company's Board of Directors authorized a transfer of six million (6,000,000) shares of Common stock (the "Fianna Shares") to Fianna Partners, L.P. ("Fianna") in exchange for four hundred and twenty
(420) of Limited Partnership Interests (the "LPIs") in Fianna. The exchange was undertaken with a view to establishing and operating a joint venture with Fianna. Fianna's Managing Partner is Sinclair Ventures, LLC ("Sinclair"), a Connecticut limited liability company founded and run by Frank Conklin, one of the Company's former directors. The Fianna Shares were exchanged at market price which was six dollars and seventy-five cents per share ($6 3/4) at the time, and Fianna's LPIs were appraised at one hundred thousand dollars ($100,000) each.

         Fianna was unable to complete the acquisition of an insurance company. Fianna continues to hold the Fianna Shares. However, the Company and Fianna recently executed an agreement whereby the Fianna Shares were to have been returned to the Company for cancellation in return for a cash consideration of $60,000 payable to Mr. Conklin. While the agreement was never consummated, the Company remains determined to resolve the matters between it and Mr. Conklin.

         Mr. Conklin remains, to the best of the Company's knowledge, a beneficial owner of shares of Common Stock through his ownership, in whole or in part, of Phrygia Financial Group, Inc. ("Phrygia"). Mr. Conklin remains, to the best of the Company's knowledge, the sole stockholder of Sinclair Advisors, Ltd.

         Phrygia is co-owned by Sinclair Advisors, Ltd. and Patriot, who own 61% and 39%, respectively. Phrygia was issued 500,000 shares of Common Stock by Patriot and remains the record holder of 299,788 such shares.

Cessation of Telecom business

         The Company has previously been in ongoing discussions with Siemens concerning a restructuring of the lease. As of October 26, 2000 the switching equipment was returned to Siemens. The Company has since ceased all operations related to the telecommunications industry, and is now concentrating on the development and sales of its software.

Conversion of Preferred Shares

         The Company made its preferred stockholders a conversion offer (the "Offer") whereby all such stockholders were given the right to exchange the shares of Class A Convertible Redeemable Participating Preferred Stock and Class B Convertible Redeemable Participating Preferred Stock (the "Preferred A Stock" and "Preferred B Stock" shares, respectively) into shares of Common Stock on a one-for-one basis. At the time the Offer was made, the Company had 4,453,742 and 3,000,000 Preferred A Stock and Preferred B Stock shares outstanding, respectively. The Company has, pursuant to the Offer, converted 3,631,257 shares of the Preferred A Stock and 3,000,000 shares of the Preferred B Stock. This represents approximately 82% of the shares of Preferred A Stock and 100% of the shares of the Preferred B Stock. Such 3,631,257 shares of Preferred A Stock and all 3,000,000 shares of the Preferred B Stock were converted as of May 14, 2001.

Settlement Agreement with Gerald Resnick

         The Company has disclosed its employment agreement with Gerald Resnick, its former chief executive officer and chairman of the board. The Company has had a number of conversations, meetings and proposals with respect to Mr. Resnick and the revision of his agreement, including a proposed settlement agreement. These discussions and meetings have to date not been productive. The Company recently made Mr. Resnick a proposal, and is awaiting his response to such proposal.

Resignation of Directors and Officers

         The Company accepted the resignation of three of its directors, Gilbert Raker, Edward Dowling and Francis Conklin, from its Board on August 6, 7 and 20, 2000, respectively. On September 15, 2000, the Company accepted the resignation of its President, CEO and Chairman, Frank Kristan. On September 30, 2000, James DeVore Jr, CFO of CyberSentry was appointed to the Board of Directors. On March 10, 2001, Walter Kaminski was nominated to the Company's Board of Directors.

American Stock Exchange

         On May 12, 2000, the Common Stock began trading on the American Stock Exchange, Inc. (the "AMEX"). The Company was unable to continue to meet the requirements of listing on the AMEX. The Company's present total market capitalization of less than $15,000,000, its trading market capitalization of less than $5,000,000 and its bid price of less than $1.00 led to its voluntary delisting as of September 8, 2000. The Company's shares of Common Stock are currently traded on the Pink Sheets under the symbol CYRS, after having traded on the Over-the-Counter Bulletin Board (the "OTC BB") from September 11, 2000 to January 6, 2001.

Preferred Stock Voting Rights

         On May 2, 2001, the Board of Directors proposed a resolution to eliminate the voting rights of the Preferred A Stock insofar as such voting rights related to the ability of holders of shares of the Preferred A Stock to elect a Director to serve on the Company's Board of Directors, which the majority of the holders of the shares of Preferred A Stock approved on May 3, 2001. The holders of shares of Preferred A Stock retain their rights to vote with the holders of the Common Stock on all other matters put before the Company's stockholders.

         On May 14, 2001, all shares of Preferred B Stock were converted into shares of Common Stock on a one-for- one basis. The Company has no present intention of re-issuing such shares of Preferred B Stock.

         Consequently, all rights to elect directors pursuant to a certain class have been extinguished.

Compliance with Section 16(a) of the Exchange Act

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company does not believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Committees of the Board of Directors

         The Company does not presently have a standing Audit, Compensation or Nominating Committee, though it anticipates forming an audit committee and a compensation committee subsequent to the Merger to which, among other things, this Proxy Statement relates.

Meetings of the Board of Directors

         During fiscal 2000, the Company held thirty-two (32) meetings of the Board of Directors. To the best of the Company's knowledge as represented by the signatories hereto, none of its directors failed to attend twenty-five percent (25%) or more of such meetings.

Resignations from the Board of Directors

         The Company accepted the resignation of three of its directors, Gilbert Raker, Edward Dowling and Francis Conklin, from its Board on August 6, 7 and 20, 2000, respectively. On September 15, 2000, the Company accepted the resignation of its President, CEO and Chairman, Frank Kristan.

ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by CyberSentry and its predecessors during each of the last three fiscal years to our Chief Executive Officer and to each of its four most highly compensated executive officers, if any.


                           Summary Compensation Table

                                    Annual Compensation ($)                          Long Term Compensation
                                    -----------------------                          ----------------------

                                                                              Awards                    Payouts
                                                                              ------                    -------

Name and                                                 Other Annual              Securities       LTIP         All Other
Principal Position          Year   Salary    Bonus       Compensation    Underlying  Options/    Payouts      Compensation
------------------          ----   ------    -----       ------------                --------    -------      ------------
                                                                                      SARs(#)
                                                                                     -------
Hal Shankland               2000     97,923    - - -            - - -                   - - -      - - -             - - -
Chairman, CEO and           1999    115,371    - - -        3,500 (2)                 100,000      - - -             - - -
President (1)               1998      - - -    - - -            - - -                   - - -      - - -             - - -

James DeVore                2000     63,461    - - -            - - -                   - - -      - - -             - - -
CFO, Secretary and          1999      - - -    - - -            - - -                   - - -      - - -             - - -
Director (3)                1998      - - -    - - -            - - -                   - - -      - - -             - - -

Frank Kristan               2000       1.00    - - -            - - -                   - - -      - - -             - - -
Former Chairman,            1999      - - -    - - -            - - -                   - - -      - - -             - - -
CEO and President (4)       1998      - - -    - - -            - - -                   - - -      - - -             - - -

Gerald Resnick              2000     78,231    - - -            - - -                   - - -      - - -             - - -
Former Chairman,            1999    127,000    - - -       21,800 (6)                 500,000      - - -             - - -
CEO and President (5)       1998      - - -    - - -            - - -                   - - -      - - -             - - -

Ken Fedorcek                2000     10,652    - - -            - - -                   - - -      - - -             - - -
Former CFO (7)              1999      - - -    - - -            - - -                   - - -      - - -             - - -
                            1998      - - -    - - -            - - -                   - - -      - - -             - - -


(1) Hal Shankland joined the Company as Vice President and Secretary on February 16, 1999. His employment agreement stipulates that he will be paid $120,000 annually. For 1999, Mr. Shankland's salary was paid by TSC until May 24, 1999 and by CyberSentry thereafter. Mr. Shankland received $54,231 from TSC and $61,500 from the Company. The Company has been unable to fully pay Mr. Shankland his salary.

(2) The Company paid Mr. Shankland $500.00 per month in car allowance during 1999 from May 24 onwards.

(3) James DeVore has been the Company's CFO since February 1, 2000 and its Secretary since September 30, 2000.

(4) Frank Kristan was the Company's Chairman, CEO and President from March 6, 2000 until September 15, 2000. Mr. Kristan did not have an employment agreement with the Company. Mr. Kristan was paid a nominal salary for his services to the Company.

(5) Effective March 6, 2000, Gerald Resnick was no longer an employee or director of the Company. The Company continued to pay Mr. Resnick salary through April 20, 2000.

(6) $12,000 was earned from service as Director and $9,800 was provided as car allowance.

(7)  Mr. Fedorcek was the Company's CFO until February 1, 2000.

         The Company has not offered its executive officers other forms of compensation.

ITEM 9. INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has retained Kaufman, Rossin & Co., PA ("Kaufman") to serve as its Independent Certified Public Accountant, subject to approval of Proposal 1 hereof. The Company's independent accountant for fiscal year 2000 was BDO Seidman, LLP ("BDO").

         Representatives of Kaufman are not expected to attend the Company's Meeting. However, should Kaufman determine to send a representative to the Company's Meeting, such representative would have the opportunity to make a statement should that be Kaufman's desire. In the event that Kaufman determines to send a representative to the Meeting, the Company would expect such representative to be available to answer appropriate questions.

         BDO was dismissed as the Company's independent accountant on April 26, 2001. There was no adverse opinion, disclaimer of opinion or modification during the audit procedures carried out by BDO for fiscal 1998 and1999, nor was there any disagreement with the accountant on any issue that would have caused it to make reference to the subject matter of the disagreement in connection with its report. The dismissal was approved by the Company's Board, and occurred because the Company was unable to continue to pay the fees levied by BDO. BDO did not audit the Company's financial statements for its fiscal year ended December 31, 2000.

         The Company's Form 8-K filed in connection with the foregoing matters as of June 13, 2001, is attached hereto as Exhibit D.

ITEM 10. COMPENSATION PLANS

         The Company intends to seek approval for its 2001 Stock Option Plan. Under the 2001 Plan stock options for the purchase of up to 25,000,000 shares of Common Stock are available for grant. The 2001 Plan was adopted by the Board of Directors as of November 9, 2001, and supplements the 1999 Plan which was cancelled by the Board of Directors on such date.. A copy of the 2001 Plan is attached hereto as Exhibit C. As of November 27, 2001, no options to purchase shares of Common Stock have been granted. The Company is seeking approval of the 2001 Plan in order to accommodate the increased number of shares of Common Stock the Company will have issued and outstanding subsequent to, and pending the approval of, the Merger hereinafter described.

         The purpose of the 2001 Plan is to provide additional incentives to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "NQSO"). The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives shareholder approval within one year of its adoption. The Company adopted the 2001 Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

         The benefits to be derived from the 2001 Stock Option Plan, if any, are not quantifiable or determinable.

ITEM 11. AUTHORIZATION AND ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

The Authorization and Issuance

         The Company intends to seek stockholder approval for the authorization of an additional two hundred million (200,000,000) shares of Common Stock, $.001 par value per share and the amendment to its Certificate of Incorporation required thereby. In addition, the Company seeks stockholder approval for the issuance of 147,846,255 such shares of Common Stock pursuant to the terms of the Merger Agreement being submitted for Stockholder approval herewith (see Item 14 hereof).

Description of Securities

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which there are authorized 7,000,000 shares of Class A Convertible Redeemable Participating Preferred Stock (the "Preferred A Stock") and 3,000,000 shares of Class B Convertible Redeemable Participating Preferred Stock (the "Preferred B Stock"). As of the date hereof, there are issued and outstanding 46,546,275 shares of Common Stock, 565,719 shares of Preferred A Stock and no shares of Preferred B Stock. Any shares of Preferred A Stock that the Company converts, redeems, purchases or otherwise acquires in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the applicable law. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of another series of preferred stock. All converted shares of preferred stock have been so cancelled.

         On March 17, 2000, the Board of Directors adopted a resolution increasing the Company's authorized share capital from thirty million (30,000,000) to fifty million (50,000,000) shares of Common Stock. This increase required an amendment to the Company's Certificate of Incorporation, according to Section 242 (b)(1) of the Delaware General Corporation Law. Delaware law requires stockholder approval for an amendment increasing a corporation's authorized capital stock. The Company obtained stockholder approval for the amendment on March 31, 2000, at a Special Meeting of Stockholders. The Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on May 11, 2000.

         On November 9, 2001, the Board of Directors adopted a resolution increasing the Company's authorized share capital from fifty million (50,000,000) to two hundred and fifty million shares of Common Stock (250,000,000). This increase will require an amendment to the Company's Certificate of Incorporation, according to Section 242 (b)(1) of the Delaware General Corporation Law. Delaware law requires stockholder approval for an amendment increasing a corporation's authorized capital stock. The Company is seeking Stockholder approval for the amendment hereby.

Conversion Rights

         The Company offered all its preferred stockholders to convert their shares of Preferred A Stock and Preferred B Stock on a one-for-one basis into shares of Common Stock. The Company has converted and issued 3,631,257 shares of Common Stock and converted 3,000,000 shares of Preferred B Stock. The shares of Common Stock issuable upon the conversion of the shares of Preferred B Stock have been transferred to converting Stockholders, and all shares of Preferred B Stock have been cancelled.

Voting Rights

         The holders of Common Stock are entitled to one vote per share on all matters requiring stockholder action. Each share of Preferred A Stock and each share of Preferred B Stock entitles the holder to one vote per share on all matters requiring stockholder action. Pursuant to the Supplement to Second Amended Disclosure Statement attached to the Second Amended Plan of Reorganization under which Telecommunications Service Center, Inc. emerged from bankruptcy and was merged with and into the Company, the rights granted to holders of shares of Preferred A Stock and shares of Preferred B Stock pursuant to the Plan of Reorganization terminate automatically upon redemption or conversion of all of the shares of Preferred A Stock and shares of Preferred B Stock. Accordingly, no right hereinabove described still applies to the shares of Preferred B Stock. In addition, pursuant to the Written Consent of the Majority Stockholders of the Preferred A Stock dated May 3, 2001, all voting rights other than the right to vote with the holders of Common Stock on any matter put before such stockholders have been eliminated.

Dividends; Redemption; Conversion; Liquidation

         The shares Common Stock afford their holders no preemptive or other rights and there are no redemption, sinking fund or conversion privileges applicable thereto. The holders of shares of Preferred A Stock have certain redemption rights; however, the Company is currently unable to fund a redemption pool. The holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for that purpose, subject to the imposition of restrictions by our regulators. The holders of shares of Preferred A Stock have no dividend preference but are entitled to receive dividends in the same amount per share as the holders of Common Stock each time dividends are paid to the holders of Common Stock. Should the Company be liquidated, dissolved or wound up, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of Preferred A Stock are entitled to a liquidation preference of $1.50 per share only.

Transfer Agent

         The Company's transfer agent is HSBC. The transfer agent's mailing address is 10 East 40th Street, 14th Floor, New York, NY 10016-0200, Attention:
Corporate Trust Department.

The Transaction

         The consideration to be received by the Company shall be constituted by the Merger. Also, see Item 14hereof.

Reason for the issuance.

         The shares of Common Stock will be issued to the current stockholders of GMEX. See Item 14hereof.

Information required by Item 13(a) See Item 13 below.

ITEM 12. MODIFICATION OR EXCHANGE OF SECURITIES

         Not applicable.


ITEM 13. FINANCIAL AND OTHER INFORMATION

Financial Statements

         Please see Exhibit E attached hereto.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

Net Sales

         Net sales amounted to $2,009,013 for the year ended December 31, 2000. The Company did not generate any revenues from its secured software and product technology segments during fiscal year 2000. The net sales for the year resulted from the Company's telecommunications segment. Net sales decreased by $590,509 or 23% from the year ended December 31, 1999 due to reduced emphasis on retail telecommunications offset by wholesale revenues generated from a contract with a major LD carrier. The Company disposed of the telecommunications segment as of December 31, 2000 and has no plans to re-enter the telecommunications business.

Telecommunications Costs

         Telecommunications costs amounted to $1,622,161 for the year ended December 31, 2000. The costs relate exclusively to the Company's telecommunications segment. Telecommunications costs decreased along with the decrease in revenue by $486,257, or 23% from the year ended December 31, 1999. Telecommunications costs as a percent of revenue remained flat at 81%. The decrease in telecommunications costs is consistent with the decrease in net sales.

Selling, General and Administration

         Selling, general and administrative expenses were $1,509,534 for the year ended December 31, 2000. Selling, general and administrative expenses decreased $1,185,590, or 44% from the year ended December 31, 1999. This decrease was primarily due to a program of downsizing in personnel and general overhead related to the telecommunications segment. As a percentage of net sales, this amount represented 75% for the year ended December 31, 2000.

Depreciation and Amortization

         Depreciation and amortization amounted to $2,478,031 for the year ended December 31, 2000. Depreciation and amortization expenses increased by $397,514 or 19% from the year ended December 31, 1999. Depreciation of property, plant and equipment was $402,195 for the year ended December 31, 2000. Amortization expense on goodwill, CyberSentry and ATM technology amounted to $1,130,624, $460,736 and $428,571 respectively.

Other Expenses, Net

         Other expense, net amounted to $1,027,621 for the year ended December 31, 2000 and consisted primarily of extraordinary items related to the return of the Siemens DCO switch and the negotiated settlement with Siemens and the resulting forgiveness of associated debt.

Net Income or Loss

         As a result of the factors described above, the Company incurred a net loss of $(2,573,092) for the year ended December 31, 2000.

Liquidity and Capital Resources

         On March 14, 2000, the Company negotiated with Patriot Advisors to accept 40,000 shares of Common Stock in satisfaction of $280,000 of accrued interest and principal on the line of credit, thereby providing the Company with additional funds. Again in June 2000, the Company negotiated for the exchange of 258,224 shares of Common Stock in satisfaction of $1,291,121 of accrued interest and principle on the line of credit. Finally, in November 2000, an exchange of 2,800,260 shares of Common Stock was negotiated with Patriot Advisors for the satisfaction of $466,710 in interest and principle on the line of credit. At that time funding on the line of credit had been suspended and was no longer available.

         Management has no present intention to finance any of the Company's former business operations. Management anticipates, however, that the pending Merger with GMEX may allow the Company to resuscitate certain of its former business operations, in which case its digital technology software department would be prioritized. In addition, management may undertake to consider a private placement of the Company's securities at some point in the future, but currently has no such plans.

         There can be no assurance that the Company will be able to finance its operation from the sources of capital derived through the Merger or receive additional capital from the sale of its securities. There can be no assurance that its operations will be sufficient to generate the requisite capital or that outside financing will be available on commercially reasonable terms, if at all.

         The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is in the process of integrating its secured software with the telecommunications business that would allow the download of its software to be part of a billing transaction that would increase revenues. This would present new sales and marketing opportunities for the Company.

Inflation

         The Company has not been materially affected by the impact of inflation.

Nine and Three months Ended September 30, 2001

         As a result of the shutdown of all Company operations at the end of FY 2000, there has been no activity during FY 2001 and no results to report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         See Item 9 above.

Quantitative and Qualitative Disclosures about Market Risk

         Not applicable.

Presence of Accountants at Meeting

         See Item 9 above.

ITEM 14. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Item 14 b.  Transaction Information

Summary Term Sheet

         We intend to merge with GMEX.com, Inc. ("GMEX") in a transaction in which we will be the surviving corporation. The following are some of the questions about the merger (the "Merger") that you, as one of our stockholders, may have and answers to those questions. We urge you to read this Proxy Statement, including the Merger Agreement attached hereto as Exhibit B, carefully because the information in this summary is not complete.

Who Are We Merging with?

We are merging with GMEX.

Has the Board of Directors Approved the Merger?

Yes. The Merger Agreement was executed on October 26, 2001. Our board of directors approved the Merger Agreement as executed and resolved to seek Stockholder approval for it on November 9, 2001.

Why are the two companies proposing to merge?

GMEX is an online facilitator of transactions between businesses in the grocery industry and we are a developer and licensor of software that protects business to business transactions across the Internet.

The combination of our company and GMEX will prove beneficial to both companies in that the business of GMEX will be facilitated and its online transactions better protected and our business will acquire a dependable user of our technology as well as access to greater resources.

How will the Merger work?

The Merger will be a very simple, straight-forward transaction. GMEX will merge with and into us. We will be the surviving corporation. Our name will immediately thereafter be changed to Goods Market Exchange, Inc. In the Merger, all of the issued and outstanding shares of GMEX common stock will be cancelled in exchange for the right to receive shares of our common stock in accordance with the Exchange Ratio (see below).

Do I have the right to vote on the Merger?

Yes, you do. That is the main purpose of this Proxy Statement. We are soliciting your vote in favor of the Merger.

Is Your Financial Condition Relevant to My Decision Whether to Vote for the Merger?

Yes, we believe that it is. We have experienced considerable difficulties in obtaining financing for our operations of late, and we believe that the Merger will help solve this problem for us. Merging with GMEX will provide us greater access to capital. In addition, we believe that the Merger will enable us to increase the scale of our operations and generate greater revenues. Our management has been obliged to allocate precious resources to raising funds recently, which has detracted from our ability to promote our business and raise stockholder value.

How do I exchange my shares of common or preferred stock?

You do not. Since we are the surviving corporation, you need do nothing whatsoever. You have the right to vote on the transaction, but there is no step that you are required to take.

How many shares will I have after the Merger?

The number of shares you own will remain the same.

What is the Exchange Ratio?

The Exchange Ratio is fifteen to one. There are 9,856,417 shares of GMEX common stock currently issued and outstanding. The Merger Agreement contemplates the issuance of 147,846,255 shares of our common stock to the current holders of GMEX stock.

When and where can I trade my shares after the Merger?

We will make our best efforts to register the shares issuable under the Merger as soon as reasonably practicable after the closing. Our shares of common stock are currently traded on the Pink Sheets under the symbol "CYRS." The Merger will not affect where our shares are traded. However, we hope to be able to list our shares of common stock on the Nasdaq Small Cap Market within a reasonable period. We must meet certain requirements in order to do so, and feel that the Merger is the only feasible means of enabling us to meet these requirements.

Section 5 of the Securities Act of 1933, as amended (the "Securities Act") prohibits the sale of unregistered securities. The shares that will be issued to the current holders of GMEX shares will not be registered upon issuance. There are a number of exceptions to this general rule, but we cannot assure you that any exemption (as defined by the Securities Act) will at any time become available. While we have undertaken to make our best efforts to register the shares issuable pursuant to the Merger under the Securities Act, we cannot assure you that any registration statement to that effect will ever be declared effective.

When do you expect the Merger to be completed?

We hope to complete the Merger as soon as possible, assuming that all the conditions to the closing of the Merger as set forth in the Merger Agreement are completed to the satisfaction of the parties.

What are the tax consequences of the Merger?

The Merger is intended to qualify as a tax-free reorganization for United States federal income tax purposes. If the Merger does so qualify, no gain or loss would generally be recognized by U.S. stockholders of GMEX upon receipt of our shares of common stock in exchange for GMEX securities pursuant to the Merger. We believe, but cannot assure you, that there will no fiscal consequences whatsoever for holders of our shares. You are urged to consult your own tax advisor for tax implications related to your particular situation.

What remedy do I have if I did not vote for the Merger?

Since we are the surviving corporation, you would normally not have the right under the General Corporation Law of the State of Delaware (the "Delaware Law") to have the fair value of your shares determined in accordance with applicable Delaware Law. However, because of the scope of the transaction, the GCL would have accorded you such a right. Yet any such right is inapplicable to shares in a public company. Consequently, the GCL does not in fact allow for rights of appraisal for our shareholders, since you are deemed able to obtain fair value therefor through sales on the open market.

What do I need to do in order to vote?

After reading this document, you will need to execute the Proxy Card provided you herewith, and any other documents applicable to you that are included in this packet. Alternatively, you may appear at the meeting and vote in person. There is no legal distinction between the two methods.

Who can help answer my questions?

         If you have more questions about the Merger you should contact Arthur
S. Marcus, Esq., at:

                  Gersten, Savage & Kaplowitz, LLP
                  101 East 52nd Street
                  New York, NY 10022

                  Telephone No.:  (212) 752-9700
                  Facsimile No.:  (212) 980-5192


         If you have questions about our business, you should contact Hal Shankland at:

                  CyberSentry, Inc.
                  P.O. Box 48102
                  New Tampa Station,
                  Tampa, FL, 33647

                  Telephone No.:  (800) 218-5133
                  Facsimile No.:  (813) 813-7908


         If you have questions about the business of GMEX, you should contact Salvador Chala at:

                  GMEX.com, Inc.
                  17315 Sunset Boulevard
                  Pacific Palisades, CA  92663

                  Telephone No.:  (310) 230-3313
                  Facsimile No.:  (310) 230-3312


Business Conducted

         See page 23 for the Company and page 25 for GMEX.

Terms of the Transaction

Material Terms

         GMEX will merge with and into the Company, with the Company being the surviving corporation. The Company will then change its name to Goods Market Exchange, Inc. (referred to hereinafter as the "Company," as appropriate). Current GMEX stockholders will receive fifteen shares of Common Stock for each share of GMEX common stock presently held thereby. The combination of the Company and GMEX will prove beneficial to both companies in that the business of GMEX will be facilitated and its online transactions better protected and the business of the Company will acquire a dependable user of its technology as well as access to greater resources. Accordingly the Company believes, but as to which there can be no assurance, that the Merger will be of benefit to both parties to the transaction.

         Approval of the Merger will require the approval of a majority of the Stockholders, voting together as a class. The Company believes that it will have the requisite vote for approval of the Merger, but cannot so assure you. There will be no differences in the rights of the Company's stockholders following the Merger, with the exception that many of the Stockholders who hold unregistered shares of Common Stock would today be able to avail themselves of the exemption provided by Rule 144 of the Securities Act as a means of obviating the requirements of registration prior to sale as stipulated by Section 5 of the Securities Act. The exemption would still be available after the Merger. However, current stockholders of GMEX, who will receive the shares of Common Stock issuable under the Merger Agreement, would not be able to rely on Rule 144 until a certain period has elapsed, if at all. The Company believes, but as to which there can be no assurance, that the shares of Common Stock issuable to current holders of shares of GMEX common stock will be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. It is intended that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), but there can be no assurance that the IRS will so interpret the Merger.

Management Subsequent the Merger

         The following sets forth certain information concerning the Directors and Executive Officers of the Company subsequent to the Merger:

Name                           Age       Position
----                           ---       --------

Salvador Chala                  47       Chairman and Chief Executive Officer

Hal Shankland                   58       President and Director

Thomas Wittich                  42       Chief Financial Officer, Secretary
                                           and Director

Walter Kaminski                 42       Director


         There are no familial relationships among the Company's directors and/or executive officers.

Salvador Chala. Mr. Chala has been involved in the consumer packaged goods business for the majority of his working life. In 1993, Mr. Chala founded Network Grocers Exchange Company to enter the marketplace for Alternate Source product sales of goods between various participants in the consumer goods industry including retailers, wholesalers, distributors and some manufacturers. Network Grocers Exchange Company grew annual revenues to $125 million in two years as an traditional off-line, old style diverting company. In 1999, Mr. Chala entered into an agreement to sell Network Grocers Exchange. Mr. Chala is the CEO, Director and a founding shareholder of GMEX.com, Inc.

Hal Shankland. Mr. Shankland is the Company's Chairman of the Board of Directors, CEO and President. Between March 24, 1999 and September 2000, Mr. Shankland was the Company's Senior Vice President and Secretary and served as one of the Company's directors since April 20, 1999. Mr. Shankland served as the President of TSC from July 1991 until its merger with the Company. He is an entrepreneur with over 25 years of experience in the computer and telecommunications industries. Mr. Shankland has worked with Litton Industries, Dyna Com and has served as President of Hal & Associates, Inc. of Tampa, Florida. Mr. Shankland has been a computer consultant to numerous corporate clients, including Southern Management, Inc. While serving in the U.S. Air Force, Mr. Shankland attended Florida State University and the University of Maryland from 1963 until 1967.

Thomas Wittich. Mr. Wittich served as a sales and marketing executive for Prepared Products Company, a grocery products manufacturing company from 1985 to 1990. As a National Sales Manager responsible for over 30 sales representatives, sales revenues for grocery products grew from $2 million to in excess of $15 million annually. In 1990, Mr. Wittich founded Dynamic Marketing & Sales. The mission of DMS was to provide sales, marketing and management experience to small and growing companies. Dynamic Marketing & Sales grew to manage over $20 million in sales revenues annually. Mr. Wittich graduated from Ohio State University in 1982 with a Bachelor of Science degree in Agriculture Economics and is an active alumni member of Beta Theta Pi Fraternity and the OSU Alumni Association. Mr. Wittich is the President, a director and a founding shareholder of GMEX.com, Inc.

Walter Rudolf Kaminski. Mr. Kaminski is a German citizen, and a resident of Indonesia. He is currently President Commissioner of PT IndoExchange.com an Indonesian Financial Portal and Internet Consulting company. IndoExchange completed an IPO on the JSX and SSX in April 2001. Before joining IndoExchange in August 1999, Mr. Kaminski was Asia region director of Comtel Technologies Limited 1994-1996. From 1992-1994 he held the post of Project Consultant with Inlac International AG, a Liechtenstein company whose business ranged from multimillion dollar construction to billion dollar infrastructure projects in the South East Asia region. Prior to 1990, Mr. Kaminski worked at News Limited both in Australia and London. Mr. Kaminski has a Bachelor's degree in economics.

Principal Stockholders Subsequent to the Merger

         The following table sets forth as of the effective date of the Merger, the names and beneficial ownership of the Company's Common Stock beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and, to the best knowledge of the Company, (iii) all holders of 5% or more of the outstanding shares of Common Stock of the Company. Pursuant to the Merger Agreement, there will be 194,392,530 shares of Common Stock outstanding at such time.

                                          Number of Shares of Common Stock     Percentage of Shares of Common Stock
Name and Address                    Beneficially Owned After the Merger(1)  Beneficially Owned After the Merger (2)
----------------                    --------------------------------------  ---------------------------------------
Salvador Chala (3)                                              27,333,510                                    14.1%

Hal Shankland (4)                                                7,600,000                                     3.9%

Thomas Wittich (5)                                               7,867,560                                       4%

Walter Kaminski                                                      - - -                                    - - -

Frank Kristan
     20 Rankin Lane, P.O. Box 214
     Kennebunkport, ME 04046 (6)                                 9,800,260                                       5%

Clyde Colley, Jr. (7)                                           30,000,000                                    15.4%

Meridian Pacific Capital Limited (8)                            60,000,000                                    30.9%

Meridian Pacific Holdings Limited
     1301 Bank of America Tower,
     12 Harcourt Street,
     Central Hong Kong (9)                                       4,075,745                                     2.1%

Graham Bristow (10)                                             64,075,745                                    32.9%

GMEX Trust (11)                                                  6,000,000                                     3.1%

All directors and executive officers as a
group (4 persons listed)                                        42,801,070                                      22%


(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of the Common shown as beneficially owned by them.

(2) Figures may not add up due to rounding in the calculation of individual percentages.

(3) Mr. Chala is a founder and currently the chief executive officer and a director of GMEX. Mr. Chala will be issued the shares of Common Stock given above pursuant to the terms of the Merger Agreement. Members of Mr. Chala's family will hold an additional 1,692,945 shares of Common Stock. Mr. Chala disclaims beneficial ownership of such shares.

(4) The Company has been unable to pay Mr. Shankland a salary during fiscal 2000 and fiscal 2001 to date. Mr. Shankland has received a total of 6,000,000 shares of Common Stock in lieu of salary. The Company has issued to Mr. Shankland an option to purchase 100,000 shares of Common Stock exercisable at $1.00 per share (for the first year) and at fair market value (after the first year) during the term of his employment with the Company. The table includes the shares of Common Stock subject to that option.

(5) Mr. Wittich is the chief operating officer of GMEX and currently a member of its board of directors. Mr. Wittich will be issued the shares of Common Stock given above pursuant to the terms of the Merger Agreement.

(6) Patriot Advisors, Inc. ("Patriot") is wholly-owned by Frank Kristan, the Company's former Chairman of the Board and CEO. Patriot was granted 10,600,520 shares of Common Stock in consideration for the cancellation of the Company's outstanding line of credit to Patriot. See "Certain Relationships and Related Transactions."

(7) Mr. Colley is a founder of GMEX and currently a member of its board of directors. Mr. Colley will be issued the shares of Common Stock given above pursuant to the terms of the Merger Agreement.

(8) Meridian Pacific Capital Pte Limited ("MPCPL") acquired its shares of common stock in GMEX as an original shareholder and will be issued the shares of Common Stock given above pursuant to the terms of the Merger Agreement.

(9) Meridian Pacific Holdings Limited ("MPHL") was issued its shares of Common Stock for services performed on behalf of the Company.

(10) Mr. Bristow is associated with MPCPL and a director of MPHL. The table includes the shares of Common Stock to be held by MPCPL in addition to those to be held by MPHL due to the fact that MPHL is an owner of MPCPL. Mr. Bristow disclaims beneficial ownership of the shares of Common Stock held by MPCPL. In addition, family members of Mr. Bristow will, pursuant to the Merger Agreement, hold an additional 300,000 shares of Common Stock as to which shares Mr. Bristow disclaims beneficial ownership.

(11) The GMEX Trust will be issued the shares of Common Stock given above pursuant to the terms of the Merger Agreement. The GMEX Trust was established as a vehicle with which to award compensation to outside consultants who provide services to GMEX. Mr. Chala is the trustee of the GMEX Trust but disclaims beneficial ownership of the shares of Common Stock held thereby.

Regulatory approvals

         None.

Reports, opinions or appraisals

         None.

Past contacts, transactions or negotiations

         Not applicable. The issuer is the filing person.


Item 14c. Information about the parties to the Transaction

14c. 1. CyberSentry, Inc.

Description of Business

         CyberSentry, Inc., a Delaware corporation, is a secure software company. The Company acquired Telecommunications Service Center, Inc. ("TSC") on March 24, 1999. During FY 2000, the Company serviced and marketed its long distance and other telecommunications services to a wide variety of customers. In Q3 2000, due to loss of funding and the filing of a $1.5 million lawsuit against the Company by Siemens for non-payment, the shutdown of all operations became necessary. A settlement was negotiated with Siemens for cash and the return of all switching and related equipment. Outside arrangements with a third party were made for continued operation of telecom service and billing on behalf of the Company through the end of the year until substantially all outstanding receivables could be collected. All operations were ceased and employees terminated by December 31, 2000 and immediate steps were begun to find a buyer or merger partner for the Company.

Digital Rights Management - Secure Software

         The CyberSentry Software protects digital content and other Internet commerce transactions by controlling access to both consumer credit information and content that can be downloaded via the Internet, such as games, CD's, videos, copyrighted information and other transactions. It also restricts the unauthorized redistribution of material to secondary recipients, such as passing along copies of protected material. The Company believes that most content currently downloaded via the Internet can be protected using CyberSentry Software. CyberSentry has discontinued marketing CyberSentry Software and all development work on CyberSentry Software ceased as of December 31, 2000.

ATM Technology

         CyberSentry had previously obtained the right to develop and sell in the United States and Canada certain ATM technology which had the potential to deliver real-time multimedia services to both consumer and business users at substantially increased speeds and lower costs than other technologies. As of December 31, 2000, this asset was determined to be worthless due to the fact that the license granted to CyberSentry by Liberty One became worthless due to the insolvency of Liberty One as of December 31, 2000, which caused the voiding of its license from the software developer, Telstra. As a result, the Company has written down the asset to zero as of December 31, 2000.

Telecommunications

         During the last five years, TSC was a facilities-based carrier providing long distance telecommunications services, including commercial and residential service, long distance service, operator service for pay phones, prepaid phone cards, calling cards and enhanced services, such as voice mail and fax services. TSC owned and operated a Siemens high-volume gateway switch and an IBM AS400 billing platform. Loss of funding and the filing of suit by Siemens for non-payment on the lease forced termination of operations. A return of this equipment to the leasing company was negotiated and the return was accomplished during October and November 2000. The Company contracted with an outside vendor to process the remaining telecom customers and to perform the billing function through December 31, 2000 to facilitate collection of receivables through the last billing cycle before the return of the equipment.

Internet/E-commerce

         As a result of the shutdown of operations, the Internet/E-commerce segment was also eliminated as of December 31, 2000.

Description of Property

         None.

Legal Proceedings

         None.

Market for Common Equity and Related Stockholder Matters

         The shares of Common Stock are traded on the Pink Sheets under the symbol "CYRS." The following table sets forth, for the periods indicated, the range of the high and low bid quotations for the shares of Common Stock as quoted on the AMEX, OTC BB and Pink Sheets, as applicable. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

         As of the date hereof, there are 46,546,275 shares of Common Stock, par value $.001 per share, outstanding. The shares of Common Stock were traded on the OTC Bulletin Board under the symbol "CYBY" until May 12, 2000, when the such shares began trading on the American Stock Exchange, LLC (the "AMEX") under the symbol "CYR." The shares of Common Stock were delisted from the AMEX on September 8, 2000 and traded on the OTC BB from September 11, 2000 to January 6, 2001, when such shares began trading on the Pink Sheets.

 2001
                                    HIGH             LOW
                                    ----             ---
         1st Quarter               $ 0.102          $ 0.031
         2nd Quarter               $ 0.08           $ 0.011
         3rd Quarter               $ 0.035          $ 0.01
         4th Quarter to date       $ 0.07           $ 0.02

 2000

                                    HIGH             LOW
                                    ----             ---
         1st Quarter               $ 7.50           $ 5.0
         2nd Quarter               $ 7.00           $ 0.9375
         3rd Quarter               $ 1.00           $ 0.16
         4th Quarter               $ 0.17           $ 0.04


         The closing price of the Common Stock on November 26, 2001, was $0.02. See, e.g., http://quotes.nasdaq.com.


         The Company has never paid or declared a dividend on the Common Stock. The Company intends, for the foreseeable future, to retain all future earnings for use in its business. The amount of dividends the Company pays in the future, if any, will be in the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. The Company has approximately 73 holders of record of the Common Stock

Selected Financial Data

         Not applicable.

Supplementary Financial Information

         Not applicable.

Management's Discussion and Analysis or Plan of Operation

         See above.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         See above.


14c. 2. GMEX.com, Inc.

Description of Business

         GMEX is the 21st century Alternative Source marketplace for the grocery industry. GMEX takes an existing, successful business concept conducted in old communication media and brings it to the age of the Internet. GMEX brings efficiencies and increases the number of participants in the Alternative Source marketplace by linking buyers and sellers who otherwise would not connect.

         In conducting its business across the Internet, GMEX adds a new dimension to existing business relationships and opens a world of exciting opportunities. GMEX expands the geographic boundaries for buyers or sellers by giving them the ability to connect with a much larger group of industry professionals.

         Buyers and sellers meet in a neutral and confidential trading location where more product information is available, then in turn make better and more informed decisions. The anonymous nature of the transactions tend to increase participation by many retailers who do prefer that certain manufacturers or other organizations not know the source of the products.

The Business

         Sales of wholesale grocery, through all channels, amount to approximately $500 billion annually. Within the grocery wholesale industry in particular, there exists a secondary market for goods traded directly between retail organizations; this form of trading is referred to as "diverting." The market trade channel for diverted goods is referred to as the "Alternative Source." This Alternate Source market segment for wholesale goods generates approximately $50 billion in annual sales. Approximately ninety percent (90%) of all large supermarket chains participate in the Alternative Source channel and divert product.

         Smaller chains and independent retailers have not been paid similar attention to by existing off-line traders nor have they been provided with an open means to actively participate in the Alternative Source marketplace. The emergence of GMEX will fill this gap, which the Company believes represents a huge business opportunity. Estimated transaction gross profits from sales made in the Alternative Source market channel exceed $4 billion dollars annually.

         Currently, the Alternative Source business is conducted through old communications media, i.e., by phone, fax, voice-mail, express or regular mail. The GMEX solution will connect Alternative Source buyers and sellers in a neutral and confidential trading exchange via the Internet. GMEX operates an online Business-to-Business ("B2B") marketplace that ensures efficient, cost effective business activities to supplement the normal, daily goods procurement channel. Services provided by GMEX increase the information and resource base available to the members of the exchange by providing real time availability of goods. The Company believes that GMEX will improve efficiencies by streamlining transaction services such as communications, logistics, payment settlement, insurance, and will ensure that participants are qualified and credible business partners.

         The Company bases such belief on the following factors, among others:
(i) GMEX and its management have the experience acquired through twenty (20) years of profitable operations in off-line trading called diverting and the Alternative Source; (ii) GMEX.com is designed for buyers and sellers who actively trade goods everyday; (iii) most large and mid-size retailers are actively trading in the Alternative Source marketplace today, in which GMEX intends to offer the smaller, independent retailers and convenience store operators the opportunity to participate; (iv) goods traded on GMEX are everyday inventory stock and are production level quality, usually having a minimum of six (6) months' selling codes, and (v) in the very low margin, retail grocery business, the impact of Alternative Source trading can make the difference between profit and loss for grocers.

The Market

         The wholesale level trade channels generate approximately $500 billion in annual sales. This $500 billion market includes approximately $50 billion of goods being traded by Alternative Source supply channel participants. These alternative source vendors facilitate the re-distribution of goods among market participants in margin making situations created due to promotional item purchasing opportunities and sophisticated inventory management practices. Trading profit margins in the Alternative Source marketplace can range from 8% to 15%. GMEX management's conservative estimates would place trading profits in the $50 billion Alternative Source marketplace in excess of $4 billion annually.

The GMEX Solution

         The GMEX solution will streamline the communication flow among wholesale market participants enabling information and product movement without typical geographic marketing boundaries. GMEX also provides an increase in business processes efficiencies resulting in lower transaction costs and higher profitability for buying and selling of goods at the wholesale level.

         The GMEX online exchange will, in the Company's belief, create incremental profits for its participants through: (i) competitive prices, larger selections, and lower transaction costs; (ii) improved information about supply and demand; (iii) greater access to product sources and prospective customers;
(iv) enhancement of inventory rotation management techniques, and (v) capturing promotional merchandise buying/selling opportunities. GMEX's ability to reduce transaction costs and management time as well as to provide real time information, are key attributes for attracting many participants from the wholesale level consumer goods trade channels.

         In addition, GMEX will continuously analyze the marketplace to determine additional revenue streams that could complement the exchange. Management will search for new ways to interact with other grocery industry consortia currently in formation (e.g., in raw materials procurement exchanges) for expanded service offerings. As the grocery industry continues to increase its use of the Internet to become more efficient, GMEX will be in a position to capture opportunities and support the industry.

Competition

         GMEX has two significant competitors, Purity Wholesale and Victory Wholesale. Both companies are privately held companies that operate their business primarily in the traditional style, communicating through telephones and facsimiles. In contrast to GMEX, neither company is focused to operate an open exchange where goods are directly traded between any qualified retailer or wholesaler. Both Purity & Victory pursue business from inventory acquisition and redistribution to end-customers from controlled warehouse facilities. GMEX streamlines shipments of goods directly from retailer to retailer without controlled warehousing or additional handling, resulting in lower costs and better condition product upon delivery of goods. GMEX differs from its competitors in that GMEX is a true, open and neutral environment exchange for any qualified retailer or wholesaler in a without a physical inventory position requirements. Nevertheless, GMEX recognizes that these or other entities may adapt methods similar to those used by GMEX or develop others superlative thereto, in which case GMEX would expect its competition to increase significantly.

Market for Common Equity and Related Stockholder Matters

         Not applicable.

Management's Discussion and Analysis or Plan of Operation

Plan of Operations

         GMEX will continue to grow utilizing both on-line sales via GMEX's Internet-based trading exchange and conducting transaction trading via the traditional phone, fax and mail systems during the next 12 months. GMEX expects gross margins of sales transactions to increase from the base margin position of 3% of the goods sold value. GMEX currently has no plans for or needs of product research and development during the next 12 months, nor does it have any present intention to engage in significant sales or purchases of equipment. GMEX does not anticipate adding any significant number of employees, except as may be required to maintain the viability of its business. Any engagement of additional personnel will depend in part on its results of operations and financial condition.

         GMEX's business industry, the wholesale sales of consumer products, specifically products found in grocery and mass merchandise retail stores, is consistent and expected to grow slightly, yet positively each year. As both the American and the global population continue to grow, so does the amount of goods that individuals and businesses purchase and consume. Accordingly, GMEX believes that there are opportunities for positive material impacts on its short-term or long-term liquidity. Internal liquidity sources consist of sales of licenses of GMEX's proprietary, trading exchange software and profit margin earned from trading transactions. External sources of liquidity may come from individuals or corporations who wish to invest in GMEX. GMEX has no significant material commitment for capital expenditures at this time.

         GMEX is unable to specifically determine any trends, events or uncertainties that could have or are reasonably expected to have negative material impact on its net sales, revenues or income from continuing operations. GMEX business operations do not, to the best knowledge of its management, have seasonal aspects.

Financial Condition and Results of Operations.

Revenues

         Revenue for the nine-month period ended September 30, 2001 totaled $844,556.

Cost of Revenues

         For the nine months ended September 30, 2001, the cost of revenues was $831,841.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses for the nine months ended September 30, 2001 were $408,312.

Net Loss

         Net loss for the nine months ended September 30, 2001 amounted to $395,597.

Liquidity and Capital Resources

Operating Activities

         For the nine months ended September 30, 2001, no cash was provided by operating activities.

Financing Activities

         As of the date hereof, GMEX does not have any material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business. GMEX believes that its current operations and cash balances will be sufficient to satisfy its currently anticipated operational cash requirements for the next 12 months. However, additional capital could be required in excess of GMEX's liquidity, requiring it to raise additional capital through an equity offering or secured or unsecured debt financing. While GMEX anticipates that its financial condition, results of operations and future prospects will affect the availability of additional resources, such resources will likely also depend on factors outside of GMEX's ability to control, including but not limited to prevailing market conditions, interest rates and investor sentiments.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Not applicable.

Financial Statements

         See Exhibit F.

                                   PROPOSAL 1

                      RATIFICATION OF THE MERGER AGREEMENT

         The Company's Board of Directors has unanimously approved and unanimously recommends that the stockholders ratify the Merger Agreement attached hereto as Exhibit B whereby GMEX will be merged with and into the Company. It is a stipulation of the Merger Agreement that the currently issued and outstanding shares of common stock of GMEX will be cancelled and extinguished upon the filing of the Certificate of Merger with the Delaware Secretary of State pending Stockholder approval of Proposal 1. In consideration for such cancellation and extinction, the Merger Agreement provides that the holders of the currently issued and outstanding shares of GMEX common stock shall be issued an aggregate of one hundred forty-seven million, eight hundred and forty-six thousand two hundred fifty- five (147,846,255) shares of Common Stock.

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders ratify the Merger Agreement.

                            Stockholder Vote Required

         Approval of the Merger Agreement will, pursuant to Section 251(c) of the Delaware General Corporation Law (the "GCL"), require the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote thereon.

         The Board of Directors recommends a vote FOR the ratification of the Merger Agreement.

                                   PROPOSAL 2

                         RATIFICATION OF THE NOMINATION
                OF DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS

         Four (4) directors are to be elected at the Meeting to hold office until the next meeting of Stockholders or until their successors have been duly elected and qualified. The Company's By-Laws provide that the election of directors requires the affirmative vote of at least a plurality of shares of capital stock entitled to vote and present or represented at a meeting at which a quorum is present or represented. The Company no longer, by virtue of a written consent executed by the majority stockholders of the shares of Preferred A Stock, maintains the former classification of members of the Board into directors elected pursuant to a certain class with respect to the shares of Preferred A Stock, and there are no more shares of Preferred B Stock outstanding.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three. The Company has not to date paid directors any cash fees for service on the Board of Directors, nor does it have any present intention of remunerating them for their service on the Board other than to permit their participation in the 2001 Stock Option Plan, if such is plan is adopted at this Meeting. The Company anticipates reimbursing its directors for any expenses incurred in connection with attending the meetings of the Board.

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders ratify the nominations of the persons delineated below to the Company's Board of Directors, to serve until the next annual meeting of Stockholders or until the successors of such persons shall have been duly nominated, elected and qualified, subject to Stockholder approval of Proposal 1.

                            Stockholder Vote Required

         The election of the directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting of Stockholders and entitled to vote on the election of Directors. Proposal 2 presumes Stockholder approval of the Merger Agreement, without which Proposal 2 is not recommended to the Stockholders.

         The Board of Directors recommends a vote FOR election to the Board of Directors of the Company each of the following Directors and Director Nominees, subject to Stockholder approval of Proposal 1, without which this Proposal 2 shall be withdrawn and not voted upon..


  Name                               Age                               Position(s)

Salvador Chala...................     47     Chief Executive Officer and Chairman of the Board (nominee)
Hal Shankland....................     58     President and Director
Thomas Wittich...................     42     Chief Financial Officer, Secretary and Director (nominee)
Walter Kaminski..................     42     Director


         The foregoing table shows the position to which the Directors and Director Nominees are being submitted for qualification. The Board will, subject to the Stockholders' approval of its nominations, appoint the pertinent persons to the afore-mentioned posts. Hal Shankland is currently the Company's Chairman of the Board, CEO and President, James DeVore is its Chief Financial Officer, Secretary and a Director and Walter Kaminski is a Director.

         There is no family relationship between any of the above named officers or directors.

                      Committees and Meetings of the Board

         The Company intends to establish an Audit Committee and a Compensation Committee. The responsibilities of the Audit Committee shall include recommending to the Board of Directors the firm of independent auditors to serve the Company, reviewing the independent auditors reports, services and results of audit, and reviewing the scope, results and adequacy of the Company's internal control procedures. A majority of the Audit committee will consist of Directors who are not officers of the Company or any affiliates thereof. The Compensation Committee will periodically review and evaluate officers' compensation and administer the Company's Stock Options Plan(s).

                                   PROPOSAL 3

          RATIFICATION OF THE APPOINTMENT OF KAUFMAN, ROSSIN & CO., PA
            AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders ratify the appointment of Kaufman, Rossin & Co., PA as the Company's Certified Public Accountants for the ensuing year.

                            Stockholder Vote Required

         Ratification of the appointment of Kaufman, Rossin & Co., PA as the Company's Certified Public Accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting of Stockholders.

         The Board of Directors recommends a vote FOR the ratification of the appointment Kaufman, Rossin & Co., PA, as the Company's Certified Public Accountants for the ensuing year.

                                   PROPOSAL 4

                 RATIFICATION OF THE AMENDMENT TO THE COMPANY'S
             CERTIFICATE OF INCORPORATION CHANGING ITS NAME TO GOODS
                              MARKET EXCHANGE, INC.

         The Company has executed and submitted for stockholder approval the Merger Agreement attached hereto as Exhibit B, consummation of which shall require that the Company change its name to Goods Market Exchange, Inc.

         The Board has unanimously approved and unanimously recommends that the stockholders ratify the change in the Company's name to Goods Market Exchange, Inc., subject to Stockholder approval of Proposal 1.

                            Stockholder Vote Required

         Approval of the change of the Company's name will require the affirmative vote of a majority of the shares outstanding that are entitled to be cast because such change would, pursuant to Section 242(b)(1) of the GCL, require the ratification of an amendment to the Company's Certificate of Incorporation. Such amendment has been adopted by the Board of Directors, which text and the resolution adopting it is attached herewith as Exhibit A and will, pending stockholder approval, be filed with the Delaware Secretary of State pursuant Section 103 of the GCL.

The Board of Directors recommends a vote FOR approval of the change in the Company's name to Goods Market Exchange, Inc., subject to Stockholder approval of Proposal 1, without which this Proposal 4 shall be withdrawn and not voted upon.

                                   PROPOSAL 5

                      RATIFICATION OF THE AMENDMENT TO THE
        COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARE CAPITAL TO TWO HUNDRED FIFTY MILLION SHARES OF COMMON STOCK

         The Company has executed and submitted for stockholder approval the Merger Agreement attached hereto as Exhibit B, consummation of which shall require the issuance of an additional one hundred forty-seven million, eight hundred and forty-six thousand two hundred fifty-five (147,846,255) shares of Common Stock. In anticipation thereof, and in order to cover future contingencies, the Company will be required to authorize and issue a greater numbers of shares of Common Stock than is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital to two hundred and fifty million (250,000,000) shares of Common Stock.

         The Board has unanimously approved and unanimously recommends that the Stockholders ratify the authorization of an increase in the Company's authorized share capital to 250,000,000 shares of Common Stock, subject to Stockholder approval of Proposal 1.

                            Stockholder Vote Required

         Approval of the increase in the authorized share capital will require the affirmative vote of a majority of the shares outstanding that are entitled to be cast because such authorization would, pursuant to Section 242(b)(1) of the GCL, require the ratification of an amendment to the Company's Certificate of Incorporation. Such amendment has been adopted by the Board of Directors, which text and the resolution adopting it is attached herewith as Exhibit A and will, pending stockholder approval, be filed with the Delaware Secretary of State pursuant Section 103 of the GCL.

         The Board of Directors recommends a vote FOR the ratification of an increase in the Company's authorized share capital to two hundred and fifty million (250,000,000) shares of Common Stock, subject to Stockholder approval of Proposal 1, without which this Proposal 5 shall be withdrawn and not voted upon.

                                   PROPOSAL 6

                      RATIFICATION OF THE AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION
                     CHANGING THE COMPANY'S REGISTERED AGENT


         The Board of Directors has determined to change the Company's registered agent, preferring to hereafter use the services of The Corporation Trust Company, and is consequently also changing the address of its registered office in the State of Delaware.

         The Board has unanimously approved and unanimously recommends that the stockholders ratify the change in the Company's registered agent and consequently its registered office in the State of Delaware.

                            Stockholder Vote Required

         Ratification of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting of Stockholders because such ratification would, pursuant to Section 242(b)(1) of the GCL, require the ratification of an amendment to the Company's Certificate of Incorporation. Such amendment has been adopted by the Board of Directors, which text and the resolution adopting it is attached herewith as Exhibit A and will, pending stockholder approval, be filed with the Delaware Secretary of State pursuant
Section 103 of the GCL.

         The Board of Directors recommends a vote FOR the ratification change in the Company's registered agent and consequently its registered office in the State of Delaware, subject to Stockholder approval of Proposal 1, without which this Proposal 6 shall be withdrawn and not voted upon.

                                   PROPOSAL 7

              RATIFICATION OF THE COMPANY'S 2001 STOCK OPTION PLAN

         At the Meeting a vote will be taken on a Proposal to ratify the adoption of the Company's 2001 Stock Option Plan (the "2001 Plan"), which contains 25,000,000 shares of Common Stock underlying stock options available for grant thereunder. The 2001 Plan was adopted by the Board of Directors on November 9, 2001. A copy of the 2001 Plan is attached hereto as Exhibit C. As of the date of this Proxy, no options to purchase shares of Common Stock have been granted to any person under the 2001 Plan.

Description of the 2001 Plan

         The Purpose of the 2001 Plan. The purpose of the 2001 Plan is to provide additional incentive to the Directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or as a non-qualified stock option (a "NQSO").

         Administration of the Plan. The 2001 Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions (in either case, the "Administrator"). The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws. In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code (the "Code"), the committee shall, in the Board of Director's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of
Section 162(m) of the Code. Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 2001 Plan.

         Subject to the other provisions of the 2001 Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the 2001 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 2001 Plan;
(vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 2001 Plan. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

         Shares of Stock Subject to the 2001 Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the 2001 Plan shall not exceed 25,000,000 shares of Common Stock, $.001 par value per share.

         The number of shares of Common Stock subject to options granted pursuant to the 2001 Plan may be adjusted under certain conditions. If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the 2001 Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

         In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

         Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the 2001 Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the 2001 Plan. The term "Affiliate" as used in the 2001 Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

         Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant. To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "10% Stockholder") shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO granted to any 10% Percent Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

         Term of the Options. The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The 2001 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

         Restrictions on Grant and Exercise. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the 2001 Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law. During the life of the optionee, an option shall be exercisable only by the optionee.

         Termination of the 2001 Plan. The 2001 Plan shall become effective upon adoption by the Board or Directors; provided, however, that no option shall be exercisable unless and until written consent of the Stockholders of the Company, or approval of Stockholders of the Company voting at a validly called Stockholders' meeting, is obtained within twelve months after adoption by the Board of Directors. If such Stockholder approval is not obtained within such time, options granted pursuant to the 2001 Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the 2001 Plan shall be treated as NQSOs. Options may be granted and exercised under the 2001 Plan only after there has been compliance with all applicable federal and state securities laws. The 2001 Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

         Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the "Expiration Date")); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). "Employment" includes service as a director or as a consultant. For purposes of the 2001 Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

         Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the 2001 Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the 2001 Plan and ISOs granted under the 2001 Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require Stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

         Tax Treatment of the Options. Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

         The Board has unanimously approved and unanimously recommends that the stockholders ratify the adoption of the 2001 Plan.

                            Stockholder Vote Required

         Approval of the Company's 2001 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting of Stockholders.

         The Board of Directors recommends a vote FOR the ratification of the 2001 Plan, subject to Stockholder approval of Proposal 1, without which this Proposal 7 shall be withdrawn and not voted upon.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's and/or GMEX's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's and GMEX's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's and GMEX's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Neither the Company nor GMEX undertakes an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

         In order to be included in the materials for the Company's annual meeting of Stockholders, stockholder proposals must be received by the Company on or before February 15, 2002.


By Order of the Board of Directors,

/s/ Hal Shankland
----------------------------------
Hal Shankland,
Chairman of the Board of Directors

November 27, 2001

         GENERAL PROXY - SPECIAL MEETING OF STOCKHOLDERS OF CYBERSENTRY, INC.

                  The undersigned hereby appoints Hal Shankland, with full power of substitution, proxy to vote all of the shares of common or preferred, as applicable, stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of CyberSentry, Inc., to be held at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, NY, 10022 on December 19, 2001 at 11:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated December 8, 2001 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of CyberSentry, Inc.'s Board of Directors.

1. To approve the Amended Merger Agreement by and between the Company and GMEX.com, Inc.

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


2. To elect members to the Board of the Directors of the Company, who shall serve until the Company's next annual meeting.

         [ ]  FOR ALL NOMINEES                    [ ] WITHHELD FOR ALL NOMINEES


         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:


         -----------------------------------------------------------------------


3. To approve the appointment of Kaufman, Rossin & Co., P.A. as the Company's Certified Public Accountants for the ensuing year.

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


4. To ratify the amendment to the Company's Certificate of Incorporation changing its name to Goods Market Exchange, Inc.

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


5. To ratify the amendment to the Company's Certificate of Incorporation increasing the number of its authorized shares of common stock to two hundred and fifty million (250,000,000).

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


6. To ratify the amendment to the Company's Certificate of Incorporation, changing the Company's registered agent;

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


7.       To approve the 2001 Stock Option Plan

         [ ]  FOR              [ ] AGAINST        [ ] ABSTAIN


         In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

Date: December     , 2001
               ----


-----------------------------------------------
(Print name of Stockholder)


-----------------------------------------------
Signature

Number of Shares
                -------------------------------
(Indicate whether common or preferred)

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

                                                                           EXH A

                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                    CYBERSENTRY, INC., A DELAWARE CORPORATION

                  The undersigned, being all of the members of the Board of Directors of CyberSentry, Inc. (the "Company"), do hereby consent, pursuant to
Section 141 of the General Corporation Law of the State of Delaware, to the adoption of the following Resolutions with the same force and effect as though adopted at a meeting duly called and held:


NOW, THEREFORE, it being in the best interests of the Company, the Directors hereby adopt the following Resolutions:

         RESOLVED, that all lawful actions taken by the Officers and Directors of the Company since the date of the last meeting of the Board of Directors be, and the same hereby are, in all respects, approved, ratified and confirmed, and it is further;

         RESOLVED, that the record date for the Company's 2001 special meeting (the "Special Meeting") be, and hereby is, November 13, 2001 (the "Record Date"), and that all holders of the Company's common stock of record on the Record Date shall be entitled to receive notice of and vote on any matters properly presented at the Special Meeting; and it is further;

         RESOLVED, that the Board of Directors hereby adopt December 15, 2001 as the date for the Special Meeting, or such later date as the Chairman may in his sole discretion determine; and it is further;

         RESOLVED, that the Amended Agreement and Plan of Merger attached hereto as Exhibit A be and hereby is in all respects approved, ratified and confirmed, subject to the vote of the Stockholders at the Special Meeting at which such Amended Agreement and Plan of Merger will be submitted for approval, and it is further;

         RESOLVED, that the Directors Hal Shankland and Walter Kaminski be and hereby are re-nominated to serve, upon re-election by the stockholders of the Company (the "Stockholders"), as Directors until the Company's next annual meeting of Stockholders or until their successors shall have been duly elected, and that the ratification of such re-nomination be presented for Stockholder approval at the Special Meeting; and it is further

         RESOLVED, that Salvador Chala and Thomas Wittich be and hereby are nominated to serve on the Board of Directors of the Company until the Company's next annual meeting of Stockholders or until their successors shall have been duly elected, and that the ratification of such nomination be presented for Stockholder approval at the Special Meeting and it is further;

         RESOLVED, that the Board of Directors hereby confirm the appointment of Kaufman Rossin & Co., PA, as the Company's independent certified public accountants for the ensuing year, and that the ratification of such appointment be presented for Stockholder approval at the Special Meeting; and it is further;

         RESOLVED, that the Certificate of Incorporation of CyberSentry, Inc. be amended by deleting the First Article thereof and replacing it with the following:

         FIRST: The name of the Corporation is Goods Market Exchange, Inc. (hereinafter referred to as the Corporation").

         and that the ratification of such amendment be presented for Stockholder approval at the Special Meeting, and it is further;

         RESOLVED, that the Certificate of Incorporation of CyberSentry, Inc. be amended by deleting the Second Article thereof and replacing it with the following:

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         and that the ratification of such amendment be presented for Stockholder approval at the Special Meeting, and it is further;

         RESOLVED, that the Certificate of Incorporation of CyberSentry, Inc. be amended by deleting the Fourth Article thereof and replacing it with the following:

         FOURTH: The aggregate number of shares which the Corporation is authorized to issue is two hundred and sixty million (260,000,000), divided into classes as follows:

                  A. Two hundred and fifty million (250,000,000) shares of common stock, $.001 par value per share (hereinafter called the "Common Stock), and

                  B. Ten million (10,000,000) shares of preferred stock, $.001 par value per share, to be issued in series (hereinafter called the "Preferred Stock").

                           The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation:
                           The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations, and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Delaware General Corporation Law.

         and that the ratification of such amendment be presented for Stockholder approval at the Special Meeting, and it is further;

         RESOLVED, that the Company issue shares of Common Stock to the individuals in the amounts indicated on Exhibit B hereof, and that the ratification of such issuance be presented for Stockholder approval at the Special Meeting, and it is further;

         RESOLVED, that the Board of Directors hereby adopt the 2001 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit C, whereby executive Officers, Directors, employees and consultants of the Company may be granted stock options, and that the ratification of such Plan be presented for Stockholder approval at the Special Meeting. The terms of such Plan are to comply with the Internal Revenue Code of 1986, as amended, and may include provisions allowing for flexibility with respect to the vesting of stock options issued pursuant to such Plan, to the extent permitted by law. The Company is authorized to issue options for a total of 25,000,000 shares of Common Stock pursuant to this Plan; and it is further;

         RESOLVED, that the number of options subject to the Plan shall at no time exceed a figure greater than fifteen percent (15%) of its issued and outstanding shares of Common Stock, and it is further;

         RESOLVED, that the proper Officers and agents of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such Officer or agent may deem necessary, proper, convenient or desirable in order to carry out each of the intents hereof, and that all such actions taken by the Officers of the Company to date, in connection with the foregoing Resolutions, be and hereby are in all respects confirmed, ratified and approved.



         IN WITNESS WHEREOF, the undersigned have duly executed this Unanimous Written Consent as of the 9th day of November, 2001.


---------------------------------            -----------------------------------
Hal Shankland, Chairman                      James DeVore, Director



---------------------------------
Walter Kaminski, Director

                                                                       Exhibit A
                      AMENDED AGREEMENT AND PLAN OF MERGER

                                                                       Exhibit B


Stockholder Name                             Shares of Common Stock to be Issued
----------------                             -----------------------------------
Meridian Pacific Capital Limited                                      60,000,000
Sal Chala                                                             33,333,510
Clyde Colley, Jr.                                                     30,000,000
Tom Wittich                                                            7,867,560
Rich Chala                                                             1,542,945
Dennis Evangelatos                                                     1,500,000
Kirk M. Hallam                                                         1,500,000
Jason M. Simon                                                           600,000
Scott Halley                                                             150,000
Thomas V. Frattali                                                       150,000
Michael J. Riley                                                         150,000
Anthony M. Iacovetta                                                     150,000
John W. Bergin                                                           150,000
Antsam Company                                                           150,000
Fred G. Grinder                                                          450,000
Maurice J. Bernet III                                                    300,000
Patrick Harrington                                                       150,000
Sandra Bilson Revocable Trust                                            300,000
Marcia O'Dea                                                             150,000
Jack R. & Mary P. Burbridge Revocable Trus                               150,000
Annie Mangassarian                                                       151,500
Robert A. Costa                                                          150,000
Graham J. Bristow                                                      2,825,745
International Business Brokers Ltd                                       600,000
Halcyon Holdings Inc.                                                    150,000
Hank DeJong                                                              300,000
Joseph Joyce                                                             150,000
Julian Bristow & Astrid                                                  150,000
Steve Newman                                                             750,000
Pari Passu Pty Ltd                                                       750,000

Meridian Pacific Capital Limited                                      60,000,000
Christopher Chase                                                        750,000
Melanie C. Bristow                                                       150,000
Vanessa J. Bristow                                                       150,000
Peter Burn                                                               150,000
Joe David                                                                150,000
Andrew Wheeler                                                           375,000
George Chala                                                             150,000
Herman Binfa Esbir                                                       199,995
James Gabriel                                                            150,000
AR Companies                                                             600,000
David M Salhus                                                           300,000
Total                                                                147,846,255

                                                                      Exhibit C
              2001 STOCK OPTION PLAN OF GOODS MARKET EXCHANGE, INC.

                                                                           EXH B


                      AMENDED AGREEMENT AND PLAN OF MERGER

         This Amended Agreement and Plan of Merger (the "Amended Agreement") is made as of the 26th day of October, 2001, by and between CyberSentry, Inc., a Delaware corporation (the "Company") with a place of business at 412 East Madison Street, Suite 1200, Tampa, FL, 33602 and GMEX.com, Inc., a Delaware corporation ("GMEX") with a place of business at 17315 Sunset Boulevard, Pacific Palisades, CA, 90272 and amends and supercedes in its entirety that earlier Agreement and Plan of Merger (the "Agreement") executed by and between the Parties as of May 2, 2001. The Company and GMEX are referred to individually as a "Party" and collectively as the "Parties."

                                    PREAMBLE

                  WHEREAS, upon the terms and subject to the conditions of this Amended Agreement and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law"), GMEX will be merged with and into the Company (the "Merger"); and

                  WHEREAS, this Amended Agreement constitutes a plan of merger pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

                  NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

                  (a) The Merger. Upon the terms and subject to the conditions set forth in this Amended Agreement, and in accordance with Delaware Law, at the Effective Time (as herein defined) GMEX shall be merged with and into the Company, the separate existence of GMEX shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  (b) Consummation of the Merger. Subject to the satisfaction of the conditions set forth in Article 8 herein (the "Closing Conditions"), the consummation of the Merger will take place as promptly as practicable after the satisfaction or waiver of such Closing Conditions. The closing (the "Closing") shall be held at the offices of GMEX within five (5) business days after approval of the Merger by the stockholders of the Company and GMEX, unless such other time and place is agreed to in writing by the Parties hereto. The date on which the Closing occurs is referred to as the "Closing Date."

                  (c) Effective Time. As promptly as practicable after the Closing, the Parties shall cause the Merger to be consummated by filing, and the Merger shall become effective immediately upon the filing, of a certificate of merger (the "Merger Certificate") with the Secretary of State of the State of Delaware in substantially the form annexed hereto as Exhibit 1, executed in accordance with the relevant provisions of Delaware Law. The date and time of such filing is referred to as the "Effective Time." The date on which the Effective Time occurs is referred to as the "Effective Date."

                  (d) Effect of the Merger. At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of Delaware Law. The corporate existence of the Company, as the Surviving Corporation, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware and succeed to all rights, assets, liabilities and obligations of GMEX in accordance with Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and GMEX shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and GMEX shall become the debts, liabilities and duties of the Surviving Corporation. The separate existence and corporate organization of GMEX shall cease at the Effective Time and thereafter GMEX and the Company shall be a single corporate entity, to wit, the Company.

                  (e) Certificate of Incorporation; By-Laws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that, as provided in the Certificate of Merger, Article FIRST of the Company's Certificate of Incorporation shall be amended to read as follows:

         "The name of the corporation is Goods Market Exchange, Inc. (hereinafter referred to as the "Corporation")"

                  (f) Directors and Officers. At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the individuals named in Exhibit 2 hereto, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                  (g) Further Actions. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment or assurances or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of GMEX acquired or to be acquired by reason of or as a result of the Merger, GMEX and its officers and directors in office immediately prior to the Effective Time shall and will execute and deliver all such proper deeds, assignments and assurances and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purpose of this Amended Agreement, and the officers of the Surviving Corporation are fully authorized in the name of GMEX or otherwise to take any and all such action with the same effect as if such persons were officers of GMEX.

                  (h) Appraisal Rights. Shares of common stock of GMEX, par value $0.0001 per share (the "GMEX Common Stock") that are outstanding immediately prior to the Effective Date and which are held by stockholders who shall (i) not have voted in favor of the Merger, (ii) have taken all action required under Delaware Law to exercise their rights of appraisal in accordance with Section 262 of the Delaware Law, and (iii) not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into shares of common stock of the Company, par value $0.001 per share (the "Common Stock"). Such holders shall be entitled to receive payment of the appraised value of their GMEX shares from Surviving Corporation, except that all Dissenting Shares held by holders who shall have failed to perfect or who have effectively withdrawn or lost their rights of appraisal of such Dissenting Shares, shall thereupon be deemed to have converted into and have become as of the Effective Time, for the right to receive, without any interest thereon, Securities as provided in Article 2(b) herein, upon the surrender of the certificates representing such GMEX Common Stock as provided in
Article 2 hereof.

                                    ARTICLE 2
                              CONVERSION OF SHARES

                  (a) Exchange Ratio Defined. The "Exchange Ratio" shall mean the number of shares of Common Stock issuable for each (1) share of GMEX Common Stock (the "Exchange Shares"), which number shall be fifteen (15).

                  (b) Exchange of Shares of GMEX Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                           (i) All shares of the Company's capital stock which
are held in treasury of the Company, if any, shall be canceled, with the exception of the two million (2,000,000) shares of Common Stock reserved for issuance under the Company's 1999 Stock Option Plan (the "Company Plan").

                           (ii)  Each share of GMEX Common Stock which is issued
and outstanding at the Effective Time shall become and be converted into the number of shares of Common Stock according to the Exchange Ratio.

                  (c) Determination of Issued and Outstanding Shares of GMEX Common Stock. For the purposes of determining the number of shares of GMEX Common Stock issued and outstanding at the Effective Time:

                           (i) All Dissenting Shares shall not be deemed to be
issued and outstanding shares except to the extent that the holders thereof shall withdraw their notice of appraisal, fail to perfect their rights of appraisal in accordance with Delaware Law or are otherwise not eligible to exercise their rights of appraisal.


                                    ARTICLE 3
                            EXCHANGE OF CERTIFICATES

                  (a) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates which, prior thereto, represented one (1) or more shares of GMEX Common Stock shall be required to surrender the same to CyberSentry, Inc., as exchange agent (the "Exchange Agent"), and such holders shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock into which the shares of GMEX Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted pursuant to this Article 3, together with cash as set forth in Article 3(b) of this Amended Agreement. Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of GMEX Common Stock shall be deemed for all corporate purposes, subject to the further provisions of this Article 3, to evidence the ownership of the number of whole shares of Common Stock into which such shares of GMEX Common Stock have been so converted. No dividend payable to holders of shares of Common Stock of record as of any date subsequent to the Effective Time shall be paid to the holder of any certificate which, prior to the Effective Time, represented shares of GMEX Common Stock, unless and until such certificate is surrendered as provided in this Article 3(a).

                  (b) Cash in Lieu of Fractional Shares. No certificate or scrip representing fractional shares of Common Stock shall be issued upon the surrender of certificates representing shares of GMEX Common Stock pursuant to this Amended Agreement of Merger, and no dividend declaration by the Board of Directors of the Company shall relate to any such fractional share. Fractional shares shall be rounded down to the nearest share. In lieu of such fractional share, the Company will pay cash to any holder of shares of GMEX Common Stock entitled to a fractional share of Common Stock. Such cash will be held by the Exchange Agent and delivered to the initial holder of record of the certificate representing shares of Common Stock issued in exchange for such shares of GMEX Common Stock, without interest, only upon presentation for transfer or exchange of certificates representing such holder's shares of GMEX Common Stock. Payment for the fractional share interest will be based upon the last reported sales price on the Nasdaq Over-the Counter (the "OTC") Bulletin Board of one (1) share of Common Stock on the Effective Date, or, if shares of Common Stock shall not be traded on such market on the Effective Date, the average of the closing bid and asked prices on such date shall be used.

                  (c) Full Satisfaction of Rights. All shares of Common Stock into which the GMEX Common Stock shall have been converted pursuant to this
Article 3 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. If any certificate for such shares of Common Stock is to be issued in a name other than that in which the certificate for GMEX Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the holder of GMEX Common Stock requesting such exchange shall pay to the Exchange Agent, any transfer or other taxes required by reason of the issuance of certificate for such shares of Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (d) Cancellation of Certificates. All certificates representing shares of GMEX Common Stock which shall be converted into shares of Common Stock pursuant to this Article 3 shall be canceled upon delivery thereof to the Exchange Agent pursuant to this Amended Agreement.

                  (e) Closing of Transfer Books. On the Effective Date, the stock transfer book of GMEX shall be deemed to be closed and no transfer of shares of GMEX Common Stock shall thereafter be recorded thereon.

                                    ARTICLE 4
                 DELIVERIES BY THE PARTIES; CERTAIN DEFINITIONS

                  (a) Deliveries by the Parties. It shall be a condition to obligations of the Company and GMEX to close that, at the Closing, the Company shall have delivered or caused to be delivered to GMEX the closing documents listed in Article 8 herein. It shall be a condition to the obligations of the Company to close that, at the Closing, GMEX shall have delivered or caused to be delivered to the Company the closing documents listed in Article 8 herein.

                  (b) Further Assurances. At or after the Closing, the Company and GMEX shall prepare, execute, and deliver, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of the other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Amended Agreement.

                  (c) Certain Defined Terms.  In this Amended Agreement:

                           (i) Any reference to any event, change, condition or
effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. Any agreement, instrument, lease, note, debenture, indenture, action, proceeding, inquiry or investigation shall be deemed to be material if disclosure thereof would be required pursuant to Regulation S-B of the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or if the filing thereof as an exhibit is required pursuant to said Regulation S-B.

                           (ii) Any reference to a "Material Adverse Effect"
with respect to any entity or group of entities shall be broadly construed to mean any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity or group of entities.

                           (iii) Any reference to a Party's "knowledge" means
the actual knowledge of such Party's executive officers.

                           (iv) Any reference to "Tax" (and, with correlative
meaning, "Taxes" and "Taxable") means:

                                    (A)  any net income, alternative or add-on
minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), and

                                    (B) any liability for the payment of any
amounts of the type described in clause (A) of this Article 4(c)(iv) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

                                    (C) any liability for the payment of any
amounts of the type described in clauses (A) or (B) of this Article 4(c)(iv) as a result of any express or implied obligation to indemnify any other person.

                           (v) "Tax Return" shall mean any return, statement,
report or form, including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Schedules to this Amended Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Amended Agreement, and except as otherwise disclosed in writing to GMEX, the Company hereby represents and warrants to GMEX as follows:

                  (a) Organization, Standing, and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Amended Agreement and to carry out the transactions contemplated by this Amended Agreement. The Company is duly qualified to do business as a foreign corporation doing business in the each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. The Company has no subsidiaries. The Company does not own any shares of capital stock of any corporation and it does not have any other ownership interest in any partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock, "Equity Interests" and each an "Equity Interest").

                  (b) Capitalization.

                           (i) The authorized capital stock of the Company
consists of fifty million (50,000,000) shares of Common Stock, seven million (7,000,000) shares of Class A Convertible Redeemable Participating Preferred Stock, par value $.001 per share (the "Class A Preferred Stock") and three million (3,000,000) shares of Class B Convertible Redeemable Participating Preferred Stock, par value $0.001 per share (the "Class B Preferred Stock"). As of the date of this Amended Agreement, there were forty-one million one hundred and twenty-nine thousand, three hundred and seventy-seven (41,129,377) issued and outstanding shares of Common Stock, one million two hundred thirty-nine thousand, three hundred and eighty-three (1,239,383) shares of Class A Preferred Stock issued and outstanding and no shares of Class B Preferred Stock issued and outstanding. Except for two million (2,000,000) shares of Common Stock reserved for issuance under the Company Plan, no securities of the Company have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from the Company except as provided in this Amended Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of the Company. The outstanding shares of Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and Federal securities laws. GMEX accepts and understands that the Company will, subject to approval by its stockholders, raise its authorized capital to two hundred million (200,000,000) shares of Common Stock at its Annual/Special Meeting where approval for the Merger will be sought. GMEX further accepts and understands that the Company will take measures whereby it shall have forty-one million five hundred forty-six thousand, two hundred and seventy-five (41,546,275) shares of Common Stock and five hundred sixty-five thousand, seven hundred and nineteen (565,719) shares of Class A Preferred Stock issued and outstanding upon the consummation of the Merger.

                  (c) Authority for Amended Agreement. The execution, delivery, and performance of this Amended Agreement by the Company has been duly authorized by all necessary corporate action, and this Amended Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Amended Agreement and compliance with its provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Company's Certificate of Incorporation or By-Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

                  (d) Issuance of Securities.

                           (i) The shares of Common Stock issuable to the
holders of GMEX Common Stock pursuant to this Amended Agreement will, when issued pursuant to this Amended Agreement or as referred to in any provision hereof, be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights or other rights of stockholders of the Company. The Company has no present intention of issuing shares of Common Stock other than as provided on Exhibit 3 hereof. The Company undertakes, prior to the Effective Date, to seek stockholder approval for an additional stock option plan in order to accommodate the increased number of shares of Common Stock underlying Options that the Company will have the ability to issue subsequent to the Effective Time.

                  (e) Governmental Consent. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Amended Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Amended Agreement, or the consummation of the transactions contemplated by this Amended Agreement.

                  (f) SEC Documents; Financial Statements.

                           (i) The Company has furnished to GMEX a true, correct
and complete copy of each statement, report, and other document filed with the SEC by the Company since December 31, 1999, and the Company will furnish to GMEX a true, correct and complete copy of any additional documents filed with the SEC by the Company prior to the time of Closing, including but not limited to, any filings in connection with a proxy statement to its stockholders. The documents filed by the Company with the SEC and delivered to GMEX pursuant to this Amended Agreement are referred to as the "Company SEC Documents."

                           (ii) The Company's consolidated balance sheet at
December 31, 2000 and its statements of operations, stockholders' equity and cash flows for the year then ended, together with the related notes (the "Company Audited Financial Statements"), are currently being audited by Kaufman Rossin & Co., PA, and will be included in the Company's Form 10-K for the year ended December 31, 2000. The Company's unaudited consolidated balance sheet at March 31, 2001 and its unaudited statements of operations and cash flows for the three-month period then ended and the related notes (the "Company Unaudited Financial Statements") will be included in the Company's Form 10-Q for the quarter ended March 31, 2001. The Company Audited Financial Statements and the Company Unaudited Financial Statements (collectively, the "Company Financial Statements") fairly present the consolidated financial condition of the Company as of the balance sheet dates and the results of their consolidated operations and cash flows for the period ended on such balance sheet dates in accordance with United States generally accepted accounting principles consistently applied. The Company Unaudited Financial Statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                           (iii) To the knowledge of the Company, except as
disclosed in the Company Financial Statements and the Company SEC Documents, there has been no Material Adverse Change in the financial condition, operations or businesses of the Company since March 31, 2001, except that GMEX is aware that losses are continuing.

                           (iv) Except as disclosed in the Company Financial
Statements, the Company has no material liabilities, contingent or otherwise, liability for taxes, or commitments extending for over one (1) year and requiring the expenditure of more than two hundred fifty thousand United States dollars (US$250,000) in the aggregate.

                  (g) Litigation. Except as disclosed in the Company SEC Documents and the Company Financial Statements, the Company has not received notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company, which, if adversely determined, would have a Materially Adverse Effect upon the Company's consolidated financial position or results of operations, except as disclosed on
Exhibit 4 hereof.

                  (h) Interested Party Transactions. The Company will not, at the Effective Time, be indebted to any officer or director of the Company (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to the Company, except as disclosed or reflected in the Company SEC Documents or the Company Financial Statements.

                  (i) Title to Properties; Liens. The Company does not own any real property. All of the assets of the Company, except those disposed of in the ordinary course of business, are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the Company Financial Statements or the Company SEC Documents, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of Citizens Business Credit Company, a division of Citizens Leasing Corporation, (iv) liens in favor of any lessor with respect to capital lease obligations disclosed in Exhibit 5 to this Amended Agreement, (v) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (vi) liens which arise by operation of law.

                  (j) Material Contracts. Except for (i) agreements that are exhibits to the Company SEC Documents, (ii) contracts with clients and other contracts executed by the Company in the ordinary course of business (iii) employment agreements with officers and other agreements which are not required to be filed with the SEC and (iv) other material contracts which are listed on
Exhibit 6 to this Amended Agreement, the Company is not a party to or bound by any material indenture, lease, license, loan agreement, other agreement or other instrument.

                  (k) Compliance. The Company is not in violation of any material term or provision of its Certificates of Incorporation or By-Laws, or any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to the Company where, to the knowledge of the Company, the failure of compliance would have a Material Adverse Effect , except as disclosed on Exhibit 7 hereof. To the knowledge of the Company, the Company has complied in all material respects with all laws and regulations applicable to their businesses, except as otherwise disclosed in writing to GMEX.

                  (l) Labor Relations. The Company is not a party to any collective bargaining agreement and, to the Company's knowledge, no organizational efforts are presently being made with respect to any of its employees. To the Company's knowledge, the Company has complied in all material respects with all applicable laws (including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

                  (m) Tax Returns and Payment. The Company anticipates filing all material Tax Returns required and expects to pay all Taxes shown thereon to be due as soon as practicable. Except as disclosed in the Company Financial Statements and the Company SEC Documents, there is no material claim for Taxes that is a lien against the property of the Company other than liens for taxes not yet due and payable. The Company has not received notification of any audit of any Tax Return of the Company being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted to the Company which is currently in effect, and the Company is not a party to any agreement, contract or arrangement with any Tax Authority, which to the Company's knowledge, may result in the payment of any material amount in excess of the amount reflected on the Company Financial Statements.

                  (n) Intellectual Property. The Company has title to all material patents, trademarks or trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of its business; provided, however, that the Company neither claims any rights in, nor makes any representation or warranty with respect to, any intellectual property developed by its employees. The businesses of the Company is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to the Company's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by the Company; provided, however, that no representation is made with respect to any intellectual property used or generated by employees of the Company.

                  (o) Environmental Matters.  To the knowledge of the Company:
(i) the Company has obtained all material permits and licenses which are required in connection with its business under all applicable laws and regulations relating to pollution or protection of the environment (the "Environmental Laws") and is in material compliance therewith; (ii) the Company has at all times conducted its business in material compliance with all Environmental Laws and the Company has not received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to the Company's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against the Company, arising under any Environmental Laws; and (iv) there do not exist, and at no time since the Company acquired any premises leased or used by it, have there existed any conditions that the Company believes would require remediation by the Company under any Environmental Laws.

                  (p) Operation since the Balance Sheet Date. Since March 31, 2001, except as contemplated by this Amended Agreement, the Company SEC Documents or the Company Financial Statements, the Company:

                           (i) has operated its business substantially as it was
operated prior to that date and only in the ordinary course;

                           (ii) has not declared or otherwise become liable with
respect to any dividend or distribution of cash, assets or capital stock, except for the issuance of shares of Company Common Stock upon exercise of stock options other than as provided by this Amended Agreement;

                           (iii) has maintained or kept current its books,
accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

                           (iv) has not made any capital expenditure, commitment
or investment other than in the ordinary course of business.

                  (q) Employment Agreements. Exhibit 8 to this Amended Agreement lists each employment agreement between the Company and any director, officer or employee of the Company and copies of all such agreements have been provided to GMEX prior to the date hereof. Except as provided in such employment agreements, all other employees of the Company are terminable at will without expense or liability to the Company.

                  (r) Warranty Claims. To the Company's knowledge, there are no pending or threatened material claims against the Company for any work performed by it for any client, including but not limited to, any services rendered under any warranties.

                  (s) Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Amended Agreement or any transaction contemplated hereby, except as disclosed on Exhibit 9 hereof.

                  (t) Board Approval. The Board of Directors of the Company has approved this Amended Agreement, subject to stockholder approval.

                  (u) Full Disclosure. The Company SEC Documents, the Company Financial Statements and the representations and warranties of the Company contained in this Amended Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  (v) Survival. Each of the foregoing representations, warranties and covenants shall terminate at the Effective Time.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF GMEX

         Except as set forth in the Schedules to this Amended Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Amended Agreement, and except as otherwise disclosed in writing to the Company, GMEX hereby represents and warrants to the Company as follows:

                  (a) Organization, Standing, and Power. GMEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and GMEX has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Amended Agreement and to carry out the transactions contemplated by this Amended Agreement. GMEX is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. GMEX has no subsidiaries.

                  (b) Capitalization.

                           (i) The authorized capital stock of GMEX consists of
twenty million (20,000,000) shares of GMEX Common Stock. As of the date of this Amended Agreement, there were nine million eight hundred fifty-six thousand, four hundred and seventeen (9,856,417) issued and outstanding shares of GMEX Common Stock. No shares of capital stock of GMEX have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of GMEX. The outstanding shares of GMEX Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state, Federal and state securities laws.

                  (c) Authority for Amended Agreement. The execution, delivery and performance of this Amended Agreement by GMEX has been duly authorized by all necessary corporate action, and this Amended Agreement constitutes a valid and binding obligation of GMEX enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Amended Agreement and compliance with its provisions by GMEX will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or By-Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which GMEX is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to GMEX except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

                  (d) Governmental Consent. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Amended Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of GMEX in connection with the execution and delivery of this Amended Agreement, or the consummation of the transactions contemplated by this Amended Agreement.

                  (e) Financial Statements.

                           (i)  GMEX's consolidated balance sheet at December
31, 2000 and its statements of operations, stockholders' equity and cash flows for the years then ended, together with the related notes, are unaudited (the "GMEX 2000 Financial Statements"). GMEX's unaudited balance sheet at March 31, 2001, its unaudited statements of operations and cash flows for the three-month period then ended and the related notes (the "GMEX Unaudited Quarterly Financial Statements"), together with the GMEX 2000 Unaudited Financial Statements, have been delivered to the Company in Exhibit 10 to this Amended Agreement (collectively, the "GMEX Financial Statements"). The GMEX Financial Statements fairly present the financial condition of GMEX as of the balance sheet dates and the results of its operations and cash flows for the periods ended on such balance sheet dates in accordance with United States generally accepted accounting principles consistently applied. The GMEX Financial Statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                           (ii) To the knowledge of GMEX, except as disclosed in
the GMEX Financial Statements, there has been no Material Adverse Change in the financial condition, operations or businesses of GMEX March 31, 2001.

                  (f) Litigation. Except as disclosed in the GMEX Financial Statements, GMEX has received no notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against GMEX, which, if adversely determined, would have a Materially Adverse Effect upon GMEX's financial position or results of operations, except as disclosed on Exhibit 11 hereof.

                  (g) Interested Party Transactions. GMEX is not indebted to any of its officers or directors (except for compensation and reimbursement of expenses), and no such person is indebted to GMEX, except as disclosed in the GMEX Financial Statements.

                  (h) Title to Properties; Liens. GMEX owns no real property. All of the assets of GMEX, except those disposed of in the ordinary course of business, are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the GMEX Financial Statements, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of any lessor with respect to capital lease obligations disclosed on Exhibit 12 to this Amended Agreement, (iv) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (v) liens which arise by operation of law.

                  (i) Material Contracts. Except for (i) contracts with clients and other contracts executed by GMEX in the ordinary course of business and (ii) other material contracts which are listed on Exhibit 13 to this Amended Agreement, GMEX is not a party to or bound by any material indenture, lease, license, loan agreement or other agreement or instrument.

                  (j) Compliance. GMEX is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws, or of any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to GMEX where, to the knowledge of GMEX, the failure of compliance would have a Material Adverse Effect, except as disclosed on Exhibit 14 hereof. To the knowledge of GMEX, GMEX has complied in all material respects with all laws and regulations applicable to their businesses, except as otherwise disclosed in writing to the Company.

                  (k) Labor Relations. GMEX is not a party to any collective bargaining agreement and, to GMEX's knowledge, no organizational efforts are presently being made with respect to any of its employees. To GMEX's knowledge, GMEX has complied in all material respects with all applicable laws (including, but not limited to, ERISA and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

                  (l) Tax Returns and Payment. GMEX has filed all material Tax Returns required by them and has paid all Taxes shown thereon to be due, except as reflected in the GMEX Financial Statements and except for Taxes being contested in good faith. There is no material claim for Taxes that is a lien against the property of GMEX other than liens for taxes not yet due and payable. GMEX has not received notification of any audit of any Tax Return of GMEX being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted to GMEX which is currently in effect, and GMEX is not a party to any agreement, contract or arrangement with any Tax Authority, which to GMEX's knowledge, may result in the payment of any material amount in excess of the amount reflected on the GMEX Financial Statement.

                  (m) Intellectual Property. GMEX has good title to all material patents, trademarks, trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of its business; provided, however, that GMEX neither claims any rights in, nor makes any representation or warranty with respect to, any intellectual property developed by its employees. The business of GMEX is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to GMEX's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by GMEX.

                  (n) Environmental Matters. To the knowledge of GMEX: (i) GMEX has obtained all material permits and licenses which are required in connection with its business under all applicable Environmental Laws and are in material compliance therewith; (ii) GMEX has at all times conducted its business in material compliance with all Environmental Laws and GMEX has received no written notice of any past, present or future events, conditions or circumstances which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to GMEX's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against GMEX arising under any Environmental Laws; and (iv) there do not exist, and at no time since GMEX acquired any premises leased or used by it (the "Subject Premises"), have there existed any conditions that GMEX believes would require remediation by GMEX under any Environmental Laws.

                  (o) Operation since the Balance Sheet Date. Since March 31, 2001, except as contemplated by this Amended Agreement, GMEX:

                           (i) has operated its business substantially as it was
operated prior to that date and only in the ordinary course;

                           (ii) has not declared or otherwise become liable with
respect to any dividend or distribution of cash, assets or capital stock;

                           (iii) has maintained or kept current its books,
accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

                           (iv) has not made any capital expenditure, commitment
or investment other than in the ordinary course of business.

                  (p) Employment Agreements. Exhibit 8 to this Amended Agreement lists each employment agreement between GMEX and any director, officer or employee of GMEX and copies of all such agreements have been provided to the Company prior to the date hereof. Except as provided in such employment agreements, all other employees of GMEX are terminable at will without expense or liability to GMEX.

                  (q) Warranty Claims. To GMEX's knowledge, there are no pending or threatened material claims against GMEX for any work performed by it for any client, including but not limited to, any services rendered under any warranties.

                  (r) Brokers' and Finders' Fees. GMEX has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Amended Agreement or any transaction contemplated hereby, except as disclosed on Exhibit 15 hereof.

                  (s) Board Approval. The Board of Directors of GMEX has approved this Amended Agreement, subject to stockholder approval.

                  (t) Full Disclosure. The GMEX Financial Statements, and the representations and warranties of GMEX contained in this Amended Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  (u) Survival. Each of the foregoing representations, warranties and covenants shall terminate at the Effective Time.

                                    ARTICLE 7
                     REGISTRATION STATEMENT; PROXY STATEMENT

                  (a) Filing of Registration Statement. As soon as practical after the execution of this Amended Agreement, the Surviving Corporation shall prepare and file with the SEC a registration statement (the "Registration Statement") on Form S-1 or other appropriate form covering the Common Stock and the Common Stock to underlie the Options. The Company and GMEX shall submit the Merger, including any other applicable action to be taken in connection therewith, for stockholder approval at their respective Annual or Special Meetings, as the case may be.

                  (b) Mutual Cooperation. Each Party shall provide the other Party and its counsel all documents, filings and any other relevant material that shall assist in the filing of the Registration Statement. Each Party represents that all material contained in the Registration Statement that relates to such Party will be correct in all material respects and will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading. The Parties shall seek to file the Registration Statement with the SEC and to have the Registration Statement declared effective by the SEC as soon as practicable after the Closing Date hereof.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

                  (a) Conditions Precedent to the Company's and GMEX's Obligations. The obligations of the Company and GMEX as provided in Articles 1, 2 and 3 herein shall be subject to each of the following conditions precedent, unless waived by the Company and GMEX:

                           (i) Consents, Approvals.  GMEX and the Company shall
have obtained all consents and approvals of their respective Boards of Directors and stockholders, and all material consents, including any consents and waivers by the Parties' respective lenders if necessary, to the consummation of the transaction contemplated by this Amended Agreement shall have been obtained.

                           (ii) Absence of Certain Litigation.  No action or
proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Company or GMEX, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Amended Agreement or the consummation of the Merger.

                           (iii) Employment Agreements. The Company and GMEX
shall have entered into an employment agreement (the "Employment Agreement") with Mr. Hal Shankland in substantially the form of Exhibit 8 to this Amended Agreement.

                  (b) Conditions Precedent to GMEX's Obligations. The obligations of GMEX as provided in Articles 1, 2 and 3 herein shall be subject to each of the following conditions precedent, unless waived by GMEX:

                           (i) Representations and Warranties.  The
representations and warranties by the Company in Article 5 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Amended Agreement.

                           (ii) Performance. The Company shall have performed
and complied in all material respect with all agreements to be performed or complied with by it pursuant to this Amended Agreement prior to or at the Closing.

                           (iii) Proceedings and Documents.  All corporate and
other proceedings in connection with the transactions contemplated by this Amended Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to GMEX and its counsel, and GMEX and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                           (iv) Material Changes; Due Diligence.  Since the date
of this Amended Agreement, there shall not have been any Material Adverse Change in the financial condition, business, assets or operations of the Company, taken as a whole, except as contemplated by this Amended Agreement, the Company SEC Documents or the Company Financial Statements.

                           (v) Compliance Certificate. The Company shall have
delivered to GMEX the certificate of its President, Chief Executive Officer or Chief Financial Officer as to the matters set forth in Articles 6(a)(i), (ii) and (iii) and 6(b)(i) and (ii) of this Amended Agreement.

                           (vi) Lock-up Agreements. Hal Shankland shall have
executed a lock-up agreement satisfactory to GMEX and its counsel pursuant to which he will agree not to publicly sell any of the shares of Common Stock owned until twelve (12) months from the Closing Date, a form of which is attached hereto as Exhibit 16.

                           (vii) Appraisal Rights.  The holders of not more than
twenty percent (20%) of the shares of GMEX Common Stock which are outstanding on the Closing Date shall have exercised and perfected their rights to appraisal in connection with the Merger.

                  (c) Conditions Precedent to the Company's Obligations. The obligation of the Company on the Closing Date as provided in Articles 1, 2 and 3 hereof shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived by the Company:

                           (i) Representations and Warranties.  The
representations and warranties by GMEX in Article 6 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Amended Agreement.

                           (ii) Performance.  GMEX shall have performed and
complied in all material respect with all agreements to be performed or complied with by them pursuant to this Amended Agreement prior to or at the Closing.

                           (iii) Proceedings and Documents.  All corporate and
other proceedings in connection with the transactions contemplated by this Amended Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                           (iv)     Material Changes; Due Diligence.  Since the
date of this Amended Agreement, there shall not have been any Material Adverse Change in the financial condition, business, assets or operations of GMEX, taken as a whole, except as contemplated by this Amended Agreement and the GMEX Financial Statements.

                           (v) Compliance Certificate. GMEX shall have delivered
to the Company the certificate of its President, Chief Executive Officer or Chief Financial Officer as to the matters set forth in Articles 6(a)(i), (ii) and (iii) and 6(c)(i) and (ii) of this Amended Agreement.

                           (vi) Lock-up Agreements. Salvador Chala, Thomas
Wittich, Clyde Colley, Jr. and a duly authorized officer of Meridian Pacific Capital, Ltd. shall have executed a lock-up agreement satisfactory to the Company and its counsel pursuant to which each of them will agree not to publicly sell any of the shares of Common Stock issued to him in the Merger until twelve (12) months from the Closing Date, a form of which is attached hereto as Exhibit 16.

                           (vii) Appraisal Rights.  The holders of not more than
twenty percent (20%) of the shares of Common Stock which are outstanding on the Closing Date shall have exercised and perfected their rights to appraisal in connection with the Merger.


                                    ARTICLE 9
                                    COVENANTS

                  (a) Covenants of the Parties. Each Party covenants and agrees that, during the period from the date of this Amended Agreement until the Closing Date, such Party shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of the other Party:

                           (i) shall not amend their Certificates of
Incorporation or By-laws;

                           (ii) shall not pay or agree to pay to any employee,
officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees or pursuant to staffing agreements with clients.

                           (iii) shall not merge or consolidate with any other
entity or to acquire or agree to acquire any other entity (subject to the fiduciary duty of the directors of the Company or GMEX);

                           (iv) shall not sell, transfer, or otherwise dispose
of any assets of such Party required for the operations of such Party's business except in the ordinary course of business consistent with past practices;

                           (v) shall not create, incur, assume, or guarantee any
indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of their assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Amended Agreement;

                           (vi) shall not make any capital expenditure or series
of capital expenditures except in the ordinary course of business;

                           (vii) shall not declare or pay any dividends on or
make any distribution of any kind with respect to any of such Party's capital stock;

                           (viii) shall maintain its facilities, assets and
properties in reasonable repair, order and condition, reasonable wear and tear excepted, and to notify the other Party immediately in the event of any material loss or damage to any of such Party's material assets;

                           (ix) shall maintain in full force and effect all
present insurance coverage of the types and in the amounts as are in effect as of the date of this Amended Agreement;

                           (x) shall seek to preserve the present employees,
reputation and business organization of such Party and such Party's relationship with its clients and others having business dealings with it;

                           (xi) shall not issue any additional shares of the
capital stock or take any action affecting the capitalization of the Company or GMEX, except that this covenant shall not preclude the issuance of shares of Common Stock upon exercise of options or warrants;

                           (xii) shall use commercially reasonable efforts to
comply with and not be in default or violation under any law, regulation, decree or order applicable to such Party's business, operations or assets where such violation would, in such Party's judgment, have a Material Adverse Effect.

                           (xiii) shall not grant any severance or termination
pay to any director, officer or any other employees of such Party, other than pursuant to agreements in effect on the date of this Amended Agreement or as otherwise disclosed in the documents delivered pursuant to this Amended Agreement.

                           (xiv) shall not, other than in the ordinary course of
business, make or change any material election in respect of Taxes, or adopt or change any accounting method in respect of Taxes;

                           (xv) shall not terminate or waive any right of
substantial value other than in the ordinary course of business; (xvi) shall not enter into any material contract or commitment other than in the ordinary course of business;

                  (b) Tax Matters. The Parties shall use their best efforts to comply with the provisions of Section 367 of the Internal Revenue Code of 1986.

                  (c) Execution of Employment Agreements. At or prior to the Closing, GMEX shall execute the Employment Agreements.


                                   ARTICLE 10
                                   TERMINATION

                  (a) Automatic Termination. This Amended Agreement shall automatically terminate if the stockholders of either GMEX or the Company fail to approve the Merger at its Annual or Special Meeting, as the case may be.

                  (b) Termination due to Conditions Precedent.

                           (i) GMEX may terminate this Amended Agreement in the
event that any of the conditions to closing set forth in Articles 8(a) or (b) to this Amended Agreement shall not have been satisfied by November 15, 2001, unless extended in the mutual agreement of the Parties.

                           (ii) The Company may terminate this Amended Agreement
in the event that any of the conditions to closing set forth in Articles 8(a) or
(c) to this Amended Agreement shall not have been satisfied by November 15, 2001, unless extended in the mutual agreement of the Parties.

                  (c) Termination by Mutual Consent. At any time prior to the Closing, this Amended Agreement may be terminated by the written consent of both GMEX and the Company.

                  (d) Method of Termination.

                   (i) GMEX may terminate this Amended Agreement at any time prior to the Closing Date by delivery of written notice to the Company in the event of a material breach by the Company or a failure by the Company to perform any material obligation on its part to be performed or a material breach by the Company of its representations and warranties contained in Article 5 of this Amended Agreement, and such breach or failure continues for a period of fifteen
(15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, the Company shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

                   (ii) The Company may terminate this Amended Agreement at any time prior to the Closing Date by delivery of written notice to GMEX in the event of a material breach by GMEX or a failure by GMEX to perform any material obligation on its part to be performed or a material breach by GMEX of its representations and warranties contained in Article 6 of this Amended Agreement, and such breach or failure continues for a period of fifteen (15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, GMEX shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

                  (e) Effect of Termination. In the event of termination of this Amended Agreement as provided in Article 10 hereof, this Amended Agreement shall forthwith become void and, except as set forth in Section 10 (f) and/or (g) hereof, there shall be no liability or obligation on the part of GMEX or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Amended Agreement before its termination.

                  (f) Amendment. This Amended Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto.

                  (g) Extension; Waiver. At any time before the Closing, GMEX, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other Party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE 11
                        CONFIDENTIALITY; NON-SOLICITATION

                  (a) Confidentiality. GMEX, on the one hand, and the Company, on the other hand, will keep confidential all information and documents obtained from the other which is expressly marked as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (iii) the information is independently developed, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving party when disclosed..

                  (b) Non-Solicitation. During to period from the date of this Amended Agreement until the consummation or termination of this Amended Agreement or the Merger and, in the event of the termination of this Amended Agreement or the Merger for any reason, during the two (2) year period following the date of such termination, neither Party shall, without the consent of the other Party, directly or indirectly (i) solicit the employment or engagement, as an employee or consultant, any restricted employee or encourage any restricted employee to leave the employment of the other Party or any subsidiary of the other Party or (ii) solicit the restricted clients, as hereinafter defined. A restricted employee shall mean any person who is employed by the other Party on the date of this of such termination or within six (6) months prior thereto. The restricted clients shall mean all clients of the other Party who were clients at any time during the period from January 1, 2000 to the date of such termination.

                                   ARTICLE 12
                                  MISCELLANEOUS

                  (a) Expenses. GMEX, on the one hand, and the Company, on the other hand, shall bear its own costs, including attorneys fees, incurred in negotiating this Amended Agreement and consummating of the transactions contemplated hereby; provided, however, that any such expenses of the Company which shall have not be paid by the Closing Date shall be promptly paid by the Surviving Corporation upon submission of an invoice therefor.

                  (b) Termination of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall terminate at and as of the Effective Time.

                  (c) Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or send by overnight courier service which obtains evidence of delivery to the Party and its counsel as follows:

If to GMEX:                GMEX.com, Inc.
                           17315 Sunset Boulevard
                           Pacific Palisades, CA, 90272
                           Attention:  Salvador G. Chala
                                       CEO

with a copy to:            Anker, Reed, Hymes & Schreiber, LP
                           16311 Ventura Boulevard, Suite 1200
                           Encino, CA, 91436
                           Attention: Larry S. Hymes, Esq.

If to the Company:         CyberSentry, Inc.
                           412 East Madison Street, Suite 1200
                           Tampa, Florida, 33602
                           Attention:  Hal Shankland
                                       President

with a copy to:            Gersten, Savage & Kaplowitz, LLP
                           101 East 52nd Street, 9th Floor
                           New York, New York 10022
                           Attention:  Arthur S. Marcus, Esq.


                  (d) Entire Agreement; Modifications; Waiver. This Amended Agreement and the documents and other agreements specifically referred to herein constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, discussions and letters of intent with respect thereto. No amendment or modification of this Amended Agreement and no waiver of any provision or condition hereof or granting of any consent contemplated hereby, shall be valid unless it is in writing, expressly refers to this Amended Agreement and states that it is an amendment, modification or waiver and signed by all Parties, in the case of an amendment or modification, or the Party granting the waiver, in the case of a waiver. No waiver by any Party of any term or condition of this Amended Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same term or condition or any other term or condition of this Amended Agreement on any future occasion.

                  (e) Successors and Assigns. All of the terms of this Amended Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the Parties hereto; provided, that no Party may assign this Amended Agreement or any of its rights under this Amended Agreement without the written consent of the other Party.

                  (f) Execution and Counterparts. This Amended Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                  (g) Governing Law and Severability. Except to the extent that Delaware Law is mandatorily applicable to the Merger, this Amended Agreement shall be governed by the laws of the State of New York. If any provision of this Amended Agreement or any application thereof is held to be unenforceable, the remainder of the Amended Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible, have the same economic effect as the provisions held unenforceable. This Amended Agreement was jointly drafted by legal counsel for GMEX and the Company, notwithstanding the actual author thereof, and shall be construed accordingly.

                  (h) Publicity. Except for disclosure required by law, the timing and content of any announcements and press releases made prior to the Closing concerning the transactions contemplated by this Amended Agreement shall be determined by joint consultation of the Parties.

                  (i) Captions. The captions in this Amended Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amended Agreement.

                  (j) Exhibits. All of the exhibits to this Amended Agreement are hereby incorporated in this Amended Agreement and shall be deemed and construed to be a part of this Amended Agreement for all purposes.

         IN WITNESS WHEREOF, each Party executed this Amended Agreement as of the date first above written.

                                              CYBERSENTRY, INC.


                                              By:
                                                 ------------------------
                                                      Hal Shankland
                                                      President



                                             GMEX.COM, INC.


                                             By:
                                                -------------------------
                                                      Salvador G. Chala
                                                      CEO

                                                                           EXH C


                             2001 STOCK OPTION PLAN
                                       OF
                                CYBERSENTRY, INC.

1.       PURPOSES OF THE PLAN

         The purposes of the 2001 Stock Option Plan (the "Plan") of CyberSentry, Inc., a Delaware corporation (the "Company"), are to:

         (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

         (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

         (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

         Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonqualified options" ("NQOs").

2.       ELIGIBLE PERSONS

         Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.       STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

         Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed twenty-five million (25,000,000) shares of Common Stock. The shares of Common Stock covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of the Plan, or of part of the Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

         (b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

         (c) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.       GRANTING OF OPTIONS; OPTION AGREEMENT

         (a) No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

         (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

         (c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

         (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

         6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                  6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                  6.1.2 Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

                  6.1.3 Time of Option Exercise. Subject to Section 5 and
Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                  6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

                  6.1.5 Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

                  6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                           (a) Subject to the discretion of the Administrator
and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

                           (b) Subject to the discretion of the Administrator,
through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

                  6.1.7 Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under
Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, "employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                  6.1.8 Withholding and Employment Taxes. At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

                  6.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

                  6.1.10 Determination of Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

                           (a) Fair market value shall be the closing price of
such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                           (b) In the absence of an established market for the
stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

                  6.1.11 Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

         6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                  6.2.1 Exercise Price.

                           (a) Except as set forth in Section 6.2.1(b), the
exercise price of a NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

                           (b) To the extent required by applicable laws, rules
and regulations, the exercise price of a NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Shareholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

         6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                  6.3.1    Exercise Price.

                           (a) Except as set forth in Section 6.3.1(b), the
exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

                           (b) The exercise price of an ISO granted to any Ten
Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

                  6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                  6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

                  6.3.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.       MANNER OF EXERCISE

         (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and
6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

         (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.       EMPLOYMENT OR CONSULTING RELATIONSHIP

         Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.       CONDITIONS UPON ISSUANCE OF SHARES

         Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

10.      NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.      AMENDMENTS TO PLAN

         The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.      EFFECTIVE DATE OF PLAN; TERMINATION

         This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall terminate within ten (10) years from the date of its adoption by the Board.

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SECURITIES REPRESENTED HEREBY MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED NOR MAY THE SHARES BE ISSUED UPON EXERCISE UNLESS SUCH SECURITIES AND SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SALE, TRANSFER, PLEDGE OR ISSUANCE IS EXEMPT FROM REGISTRATION.


                                CYBERSENTRY, INC.

                        INCENTIVE STOCK OPTION AGREEMENT



         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made as of ______ day of 20__ by and between CyberSentry, Inc., a Delaware corporation (the "Company"), and ________________ ("Optionee").

                                  R E C I T A L

         Pursuant to the 2001 Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, ______ shares of Common Stock of the Company ("Shares") at the price of $_______ per share.

         2. Term. This Option shall expire on the day before the _______ anniversary (fifth anniversary if Optionee owns more than 10% of the voting stock of the Company or an Affiliate of the Company on the date of this Agreement) of the date hereof (the "Expiration Date") unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

         3. Shares Subject to Exercise. Shares subject to exercise shall be 25% of such Shares on and after the first anniversary of the date hereof, 50% of such Shares on and after the second anniversary of the date hereof, 75% of such Shares on and after the third anniversary of the date hereof and 100% of such Shares on and after the Fourth anniversary of the date hereof. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, or its Affiliate, subject, however, to the provisions of Paragraph 6 hereof.

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

           (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

           (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

         Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

         5. Tax Withholding. In the event that this Option shall lose its qualification as an incentive stock option, as a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         6. Exercise on Termination of Employment. If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. In the event this Option is treated as a nonqualified stock option, then and to that extent, "employment" would include service as a director or as a consultant. For purposes of this Paragraph 6, Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

         7. Nontransferability. This Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

         8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

         10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and
6.3 of the Plan.

         11. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

         13. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).

         14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of Shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                                           CYBERSENTRY, INC.



                                           By :     _______________________
                                           Name:
                                           Title:



OPTIONEE


By :     _______________________
Name:
Address:

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SECURITIES REPRESENTED HEREBY MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED NOR MAY THE SHARES BE ISSUED UPON EXERCISE UNLESS SUCH SECURITIES AND SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SALE, TRANSFER, PLEDGE OR ISSUANCE IS EXEMPT FROM REGISTRATION.


                                CYBERSENTRY, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), is made as of _____________ 20__ by and between CyberSentry, Inc., a Delaware corporation (the "Company"), and _______________ ("Optionee").

                                  R E C I T A L

         Pursuant to the 2001 Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of a nonqualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, _____ shares of Common Stock of the Company ("Shares") at the price of $ _____ per share.

         2. Term. This Option shall expire on the day before the _____ anniversary of the date hereof (the "Expiration Date") unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

         3. Shares Subject to Exercise. Shares subject to exercise shall be 25% of such Shares on and after the first anniversary of the date hereof, 50% of such Shares on and after the second anniversary of the date hereof, 75% of such Shares on and after the third anniversary of the date hereof and 100% of such Shares on and after the fourth anniversary of the date hereof. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of or providing services to the Company, or its Affiliate, subject, however, to the provisions of Paragraph 6 hereof.

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

            (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

            (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

         Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

         5. Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         6. Exercise on Termination of Employment. If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. For purposes of this Paragraph 6, "employment" includes service as a director or as a consultant. For purposes of this Paragraph 6, Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

         7. Nontransferability. Except with the express written approval of the Administrator, this Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

         8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

         10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and
6.2 of the Plan.

         11. Restrictions on Sale of Shares. Optionee represents and agrees that upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof he will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. Optionee hereby acknowledges receipt of a copy of the Plan.

         13. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).

         14. Sale or Other Disposition. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form or transfer) of any Shares acquired by exercise of this Option, he or she shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

                          [Signature on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                                            CYBERSENTRY, INC.


                                            By :     _______________________
                                            Name:
                                            Title:



OPTIONEE


By :     _______________________
Name:

Address:

                                                                           EXH D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 26, 2001


                                CYBERSENTRY, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                         000-23416                            22-3626108
(State of                        (Commission                       (IRS Employer
incorporation)                   File Number)                Identification No.)



              412 East Madison Street, Suite 1200, Tampa, FL 33602 (Address of principal executive offices, including zip code)


                                 (800) 218-5133
              (Registrant's telephone number, including area code)

Item 4.           Changes in Registrant's Certifying Accountants.

         On April 26, 2001, BDO Seidman, LLP ("BDO"), the independent certified public accountants for CyberSentry, Inc., (the "Company") was dismissed, which dismissal was approved by the Company's Board of Directors. During the years ended December 31, 1998 and 1999 the report by BDO on the financial statements of the Company contained a modification expressing substantial doubt about the Company's ability to continue as a going concern. During the years ended December 31, 1998 and 1999 and for the subsequent period up to April 26, 2001, the reports by BDO on the financial statements of the company did not contain an adverse opinion or a disclaimer of opinion. During the Company's two most recent fiscal years and subsequent period up to April 26, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Notwithstanding the foregoing, BDO has not reviewed the Company's Form 10-Q filings for the second and third quarter of its fiscal year 2000, and has not performed any audit procedures for any period subsequent to December 31, 1999.

         On April 26, 2001, upon receipt of approval of its Board of Directors, the Company engaged Kaufman Rossin & Co., PA to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through April 26, 2001, the Company did not consult with Kaufman Rossin & Co., PA on any accounting or auditing issues.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated June 7, 2001 from BDO.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 7, 2001

                                CYBERSENTRY, INC.


                                By:     /s/ Hal Shankland
                                        --------------------------------
                                Name:   Hal Shankland
                                Title:  CEO

                                                                       Exhibit 1



June 7, 2001


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:      CyberSentry, Inc.
         File Reference No. 000-23416

Dear SEC Representative:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 26, 2001, to be filed by our former client, CyberSentry, Inc. We agree with the statements made in response to that
Item insofar as they relate to our firm.

Very truly yours,


/s/ BDO SEIDMAN, LLP
--------------------------------------
BDO Seidman, LLP
Certified Public Accountants

                                                                           EXH E


                                                               CyberSentry, Inc.

                                                         Condensed Balance Sheet

                                                                                           December 31,       December 31,
                                                                                                   2000               1999
                                                                                            (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Assets
Current
     Cash                                                                                         $2,283           $89,477
     Accounts receivable, less $83,490 and $68,463 allowance for doubtful
         accounts in 2000 and 1999, respectively                                                  81,883           173,846
     Prepaid expenses and other assets                                                                              54,798
     Other receivables                                                                                               1,721
-----------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                              81,166           319,842
Investment in limited partnership                                                                 60,000
Excess of cost over fair value of net assets acquired, net of $0 and $868,101 of
     accumulated amortization in 2000 and 1999 respectively                                                     10,039,484
ATM Technology License, net of $0 and $571,428 of accumulated amortization in
     2000 and 1999, respectively                                                                                 2,428,572
CyberSentry Software License, net of $878,679 and $535,714 of accumulated amortization
     in 2000 and 1999 respectively                                                             2,003,549         2,464,286
Equipment and leasehold improvements, net                                                         52,987           723,644
Capitalized software development costs, net of $21,537 accumulated amortization in 2000          120,009
Other assets                                                                                                        19,698
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              $2,320,712       $16,047,859
-----------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity
Current Liabilities
     Accounts payable                                                                           $663,477          $569,562
     Accrued expenses and other current liabilities                                              534,290           650,503
     Current maturities of capital lease obligations                                               5,409           260,037
     Due to stockholder (Note *)                                                                 150,000         1,920,078
-----------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                      1,353,176         3,400,180
Obligations under capital leases, less current maturities                                                        1,000,284
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                              1,353,176         4,400,464
-----------------------------------------------------------------------------------------------------------------------------
Redeemable convertible preferred stock, $.001 par value, 283,009 and 534,656 shares
     issued and outstanding in 2000 and 1999, respectively                                       424,514           801,984
-----------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies (Note *)
-----------------------------------------------------------------------------------------------------------------------------
Stockholder's Equity (Note *)
     Class A convertible redeemable participating preferred stock, $.001 par value, 7,000,000 shares authorized, 3,422,230 shares in 2000 and
         3,916,522 shares in 1999 issued and outstanding, aggregate liquidation
         value of $5,133,345 and $5,874,783 in 2000 and 1999, respectively                         3,422             3,916
     Class B convertible, redeemable, participating preferred stock, $.001 par value,
         3,000,000 shares authorized, 2,000,000 shares in 2000 and 3,000,000 shares in 1999, issued and outstanding, aggregate liquidation value of $3,000,000 and
         $4,500,000, respectively                                                                  2,000             3,000
     Common stock, $.001 par value, 50,000,000 shares authorized, 21,932,938 shares
         In 2000 and 13,878,765 shares in 1999, issued and outstanding, respectively              24,733            13,879
     Additional paid-in capital                                                                7,780,566        15,519,225
     Accumulated deficit                                                                      (7,267,700)       (4,694,609)
-----------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                       543,021        10,845,411
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              $2,320,712       $16,047,859
-----------------------------------------------------------------------------------------------------------------------------

                                                                CyberSentry, Inc

                                              Condensed Statements of Operations

                                                        For the three   For the twelve    For the three   For the twelve
                                                         months ended     months ended     months ended     months ended
                                                         December 31,     December 31,     December 31,     December 31,
                                                                 2000             2000             1999             1999
----------------------------------------------------------------------------------------------------------------------------
Net sales                                                     117,416        2,009,013        1,008,944        2,599,522
----------------------------------------------------------------------------------------------------------------------------

Operating Expenses
     Telecommunications costs (excluding depreciation
         and amortization, shown separately below              97,451        1,622,161          838,783        2,108,418
     Selling, general and administrative expenses             127,674        1,509,534        1,480,415        2,695,124
     Depreciation and amortization                            608,309        2,478,031          625,464        2,080,517
----------------------------------------------------------------------------------------------------------------------------

Total operating expenses                                      833,434        5,609,726        2,944,662        6,884,059
----------------------------------------------------------------------------------------------------------------------------

Other (Income) Expense:
     Interest expense                                         (85,839)         113,548          372,710          120,757
     (Gain) Loss on disposal of assets                       (979,594)        (979,594)
     Other income                                            (160,758)        (161,576)                          (37,140)
----------------------------------------------------------------------------------------------------------------------------

Total other expense, net                                   (1,226,191)      (1,027,621)         372,710           83,587
----------------------------------------------------------------------------------------------------------------------------

Net loss                                                      510,174       (2,573,092)      (1,646,545)      (4,368,124)
----------------------------------------------------------------------------------------------------------------------------

Net loss per share
     Basic                                                        (.)              (.)              (.)             (.33)
     Diluted                                                      (.)              (.)              (.)             (.33)

Weighted average number of outstanding shares
     Basic                                                 21,932,938       21,932,938       13,438,603       13,438,603
     Diluted                                               21,932,938       21,932,938       13,438,603       13,438,603

                                                               CyberSentry, Inc.

                                                         Condensed Balance Sheet

                                                                                           September 30,     September 30,
                                                                                                    2001              2000
                                                                                             (Unaudited)       (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Assets

Current
     Cash                                                                                        ($1,935)          $17,560
     Accounts receivable, less $0 and $83,490  allowance for doubtful accounts
         in 2001 and 2000, respectively                                                           30,368           119,554
     Prepaid expenses and other assets                                                                              53,202
     Other receivables                                                                            15,001             5,444
-----------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                              43,434           195,760
Investment in limited partnership                                                                 60,000           600,000
Excess of cost over fair value of net assets acquired, net of $0 and $1,716,069
     of accumulated amortization in 2001 and 2001 respectively                                                   9,191,517
ATM Technology License, net of $0 and $892,856 of accumulated amortization in
     2001 and 2000, respectively                                                                                 2,107,143
CyberSentry Software License, net of $1,285,713 and $857,142 of accumulated
     amortization in 2001 and 2000 respectively                                                1,714,287         2,142,857
Equipment and leasehold improvements, net                                                         41,993           367,546
Capitalized software development costs, net of $64,052 and $21,537 accumulated
        amortization in 2001 and 2000 respectively                                                55,957            98,473
Other assets                                                                                                        19,698
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              $1,915,671       $14,722,995
-----------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity

Current Liabilities
     Accounts payable                                                                           $609,034          $665,632
     Accrued expenses and other current liabilities                                              583,741           793,943
     Current maturities of capital lease obligations                                               5,409           254,958
     Due to stockholder (Note *)                                                                                 1,182,495
-----------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                      1,198,184         2,897,028
Obligations under capital leases, less current maturities                                                          952,239
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                              1,198,184         3,849,267
-----------------------------------------------------------------------------------------------------------------------------
Redeemable convertible preferred stock, $.001 par value, 283,009 and 283,009
     shares issued and outstanding in 2001 and 2000, respectively                                424,514           424,514
-----------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies (Note *)
-----------------------------------------------------------------------------------------------------------------------------

Stockholder's Equity (Note *)
     Class A convertible redeemable participating preferred stock, $.001 par value, 7,000,000 shares authorized, 3,422,000 shares in 2001 and
         3,422,230 shares in 2000 issued and outstanding, aggregate liquidation
         value of $5,133,345 and $5,133,345 in 2001 and 2000, respectively                           821             3,422
     Class B convertible, redeemable, participating preferred stock, $.001 par value,
         3,000,000 shares authorized, 2,000,000 shares in 2001 and 2,000,000 shares in 2000, issued and outstanding, aggregate liquidation value of $3,000,000 and
         $3,000,000, respectively                                                                     --             2,000
     Common stock, $.001 par value, 50,000,000 shares authorized, 41,546,275  shares
         In 2001 and 21,932,938 shares in 2000, issued and outstanding, respectively              41,546            21,933
     Additional paid-in capital                                                                8,058,355        18,199,732
     Accumulated deficit                                                                      (7,807,749)       (7,777,874)
-----------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                       292,973        10,449,214
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              $1,915,671       $14,722,995
-----------------------------------------------------------------------------------------------------------------------------

                                                                CyberSentry, Inc

                                              Condensed Statements of Operations


                                                        For the three     For the nine    For the three     For the nine
                                                         months ended     months ended     months ended     months ended
                                                        September 30,    September 30,    September 30,    September 30,
                                                                 2001             2001             2000             2000
                                                           (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Net sales                                                          --           99,805          767,429        1,891,596
-----------------------------------------------------------------------------------------------------------------------------
Operating Expenses
     Telecommunications costs (excluding depreciation
         and amortization, shown separately below                  --           37,711          678,951        1,524,710
     Selling, general and administrative expenses              13,268          125,353          226,844        1,381,860
     Depreciation and amortization                            121,436          364,309          628,876        1,869,722
-----------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                      134,704          527,373        1,534,671        4,776,292
-----------------------------------------------------------------------------------------------------------------------------
Other (Income) Expense:
     Interest expense                                           5,064           37,695          199,387
     (Gain) Loss on disposal of assets                             --               --               --               --
     Other income                                             (10,283)         (32,583)            (193)            (818)
-----------------------------------------------------------------------------------------------------------------------------
Total other expense, net                                      (10,283)         (27,519)          37,502          198,570
-----------------------------------------------------------------------------------------------------------------------------
Net loss                                                     (124,421)        (400,409)        (804,744)      (3,083,266)
-----------------------------------------------------------------------------------------------------------------------------

Net loss per share
     Basic                                                      (.003)            (.01)            (.04)            (.14)
     Diluted                                                    (.003)            (.01)            (.04)            (.14)

Weighted average number of outstanding shares
     Basic                                                 41,546,275       41,546,275       21,932,938       21,932,938
     Diluted                                               41,546,275       41,546,275       21,932,938       21,932,938


                                                                           EXH F


                                 GMEX.COM, INC.

                               September 30, 2001





                                 C O N T E N T S



                                                              Page(s)
                                                           --------------



Balance Sheet - Unaudited                                        1

Statement of Income - Unaudited                                  2

Statement of Retained Earnings - Unaudited                       3

Statement of Cash Flows - Unaudited                              4

Notes to Unaudited Financial Statements                         5-7

                                 GMEX.COM, INC.
                            Balance Sheet - Unaudited
                               September 30, 2001



                                     ASSETS

Current Assets
             Cash                                                   $    61,439
             Accounts Receivable                                         51,333
             Other Receivables                                          277,844

                                                                    -----------
                           Total Current Assets                         390,616

Property, Plant and Equipment, Net                                      961,334

Other Assets                                                              3,944

Intangible Assets, Net                                                    7,965

                                                                    -----------
Total Assets                                                        $ 1,363,859
                                                                    ===========


                       LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
             Accounts Payable                                       $   287,161
             Accrued Expenses                                            21,982
             Short Term Debt                                             33,501

                                                                    -----------
                           Total Current Liabilities                    342,644

Long Term Debt                                                          100,000

                                                                    -----------
Total Liabilities                                                       442,644
                                                                    -----------


Stockholders' Equity
             Common Stock, par $0.0001, 20,000,000
             shares authorized, 9,944,078 shares issued
             and outstanding                                          1,666,447
             Retained Earnings                                         (349,635)
             Deficit                                                   (395,597)

                                                                    -----------
                           Total Stockholders' Equity                   921,215
                                                                    -----------

                                                                    -----------
Total Liabilities and Stockholders' Equity                          $ 1,363,859
                                                                    ===========

                                 GMEX.COM, INC.
                         Statement of Income - Unaudited
                  For the Nine Months Ended September 30, 2001



Revenues                                                            $   844,556


Expenses
           Costs of Goods Sold                                          831,841
           General & Administrative Expenses                            277,258
           Amortization Expense                                           2,217
           Depreciation Expense                                         128,837

                                                                    -----------
                         Total Expenses                               1,240,153
                                                                    -----------


                                                                    -----------
Deficit                                                             $  (395,597)
                                                                    ===========

                                 GMEX.COM, INC.
                   Statement of Retained Earnings - Unaudited
                  For the Nine Months Ended September 30, 2001



Retained Earnings at January 1, 2001                                  $(349,635)

Deficit                                                                (395,597)

                                                                      ---------
Retained Earnings at September 30, 2001                               $(745,232)
                                                                      =========

                                 GMEX.COM, INC.
                       Statement of Cash Flows - Unaudited
                  For the Nine Months Ended September 30, 2001

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
           Deficit                                                                   $(395,597)
           Adjustments to reconcile net income to net
           cash from operating activities:
                  Depreciation and Amortization                         $ 131,054
                  Accounts Receivable                                     (51,333)
                  Other Receivables                                      (276,679)
                  Accounts Payable and Accrued Expenses                   115,019
                  Short Term Debt                                         (26,499)    (108,438)
                                                                        ----------------------

                          NET CASH USED IN OPERATING ACTIVITIES          (504,035)



CASH FLOWS USED IN INVESTING ACTIVITIES:
           Purchases of Property and Equipment                           (290,500)
           Deposits                                                          (500)
           Intangible Assets                                                 (479)
                                                                        ---------

                          NET CASH USED IN INVESTING ACTIVITIES                       (291,479)


CASH FLOWS FROM (USED) IN FINANCING ACTIVITIES:
           Borrowing of Long-term Debt                                    100,000
           Proceeds from Issuance of Common Stock                         756,447
                                                                        ---------

                          NET CASH FROM FINANCING ACTIVITIES                           856,447
                                                                                     ---------


                          NET INCREASE IN CASH                                          60,933

Cash - January 1, 2001                                                                     506
                                                                                     ---------

                          CASH - September 30, 2001                                  $  61,439
                                                                                     =========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest                                                                             $   1,726
Income Taxes                                                                         $     800

                                 GMEX.COM INC.
                    Notes to Unaudited Financial Statements


NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations

GMEX.COM, INC., a Delaware corporation, was incorporated on March 24, 2000. GMEX.COM, INC provides business to business online wholesale grocery exchange services.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

In order to continue operations, additional capital investments will be required.


Unaudited Financial Information

The financial information for the period from January 1, 2001 to September 30, 2001 included in the statements of income, retained earnings and cash flows is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the results of operation of the Company for the period indicated. Results of operation are not necessarily indicative of the results of operations for a full calendar year.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilties at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 GMEX.COM INC.
                    Notes to Unaudited Financial Statements



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments having original maturities of three months or less at the time of purchase to be cash equivalents.

Start-Up Costs

The Company amortizes the start-up costs, including organizational costs, on a straight-line basis over 5 years.


Income Taxes

The Company is taxed as a corporation.


NOTE 3 - INTANGIBLE ASSETS

The Company policy is to capitalize the costs of Domain and amortize them on a straight-line basis over 15 years.


NOTE 4 - DEPRECIATION

Depreciation is calculated on Income-Tax Basis.


NOTE 5 - OPERATING LEASES

The Company leases office space for its principal executive offices in Pacific Palisades, California. The 12 months lease term commenced on July 1, 2001 and the lease payments of $3,651 are due beginning of each month.


NOTE 6 - SHAREHOLDERS' EQUITY

The Company's Amended Operating Agreement authorizes the issuance of 20,000,000 shares. Each share of stock entitles the holder to one vote.

Since the inception of the corporation, the Company has issued 9,944,078 shares to various shareholders. As of September 30, 2001, $276,928 remained due from some of the shareholders.

                                 GMEX.COM INC.
                    Notes to Unaudited Financial Statements


NOTE 7 - COMMITMENTS AND CONTINGENCIES

The accompanying financial statements have been prepared on the basis of a going concern. The Company had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company is currently disputing payments to Deloitte & Touche and Moai Technologies, Inc. related to the development and maintenance of the website. At the time of the preparation of the financial statements, the outcome of the dispute was unknown.